                                 OFFICE LEASE

          Project:    SANTA MONICA BUSINESS PARK

          Building:   3420 Ocean Park Boulevard (A)

          Tenant:     VETERINARY CENTERS OF AMERICA, INC.


                               TABLE OF CONTENTS


ARTICLE                                                                    PAGE

1.   FUNDAMENTAL LEASE PROVISIONS........................................    1
2.   PREMISES............................................................    1
3.   TERM................................................................    2
4.   RENT AND EXPENSE PAYMENTS...........................................    2
5.   INTENTIONALLY OMITTED...............................................    3
6.   EXPENSES............................................................    3
7.   TAXES PAYABLE SOLELY BY TENANT......................................    7
8.   LATE PAYMENTS.......................................................    7
9.   SECURITY DEPOSIT....................................................    8
10.  INTENTIONALLY OMITTED...............................................    8
11.  USE.................................................................    8
12.  SERVICE AND UTILITIES...............................................    8
13.  ENTRY BY LANDLORD...................................................    9
14.  MAINTENANCE AND REPAIR..............................................   10
15.  ALTERATIONS AND ADDITIONS...........................................   10
16.  INDEMNITY...........................................................   11
17.  INSURANCE...........................................................   12
18.  DAMAGE AND DESTRUCTION..............................................   13
19.  CONDEMNATION........................................................   13
20.  LIENS...............................................................   14
21.  DEFAULTS BY TENANT..................................................   14
22.  LANDLORD'S REMEDIES.................................................   15
23.  DEFAULT'S BY LANDLORD...............................................   16
24.  COSTS OF SUIT.......................................................   16
25.  SURRENDER OF PREMISES; HOLDING OVER.................................   16
26.  SURRENDER OF LEASE..................................................   17
27.  TRANSFER OF LANDLORD'S INTEREST.....................................   17
28.  ASSIGNMENT AND SUBLETTING...........................................   17
29.  ATTORNMENT..........................................................   20
30.  SUBORDINATION.......................................................   20
31.  ESTOPPEL CERTIFICATE................................................   21
32.  BUILDING OCCUPANCY PLANNING.........................................   21
33.  QUIET ENJOYMENT.....................................................   21
34.  WAIVER OF REDEMPTION BY TENANT......................................   21
35.  WAIVER OF LANDLORD, TENANT'S PROPERTY...............................   21
36.  RULES AND REGULATIONS...............................................   22
37.  NOTICES.............................................................   22
38.  WAIVER..............................................................   22
39.  MISCELLANEOUS.......................................................   22
40.  INTENTIONALLY OMITTED...............................................   24
41.  INTENTIONALLY OMITTED...............................................   24
42.  INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS.......................   24
43.  OPTION TO EXTEND TERM...............................................   24
44.  NON-DISTURBANCE AGREEMENT...........................................   25
45.  HAZARDOUS MATERIALS.................................................   25

EXHIBITS
A    Description of Page
A-1  Description of Project
B    Verification of Term and Basic Rent
C    Intentionally Omitted
D    Subordination of Lease
D-1  Subordination of Deed of Trust
E    Estoppel Statement
F    Building Rules and Regulations
G    Intentionally Omitted
H    Intentionally Omitted

                            INDEX OF DEFINED TERMS


After-Hours..................................... EXHIBIT F - PAGE 2
Agreed Rate...................................................   23
assign........................................................   25
Assignment....................................................   17
Assigns.......................................................   25
Assuming Tenant...............................................   16
Audit Notice..................................................    6
Bankruptcy Code...............................................   20
Base Year.....................................................    3
Building......................................................    1
Commencement Date.............................................    2
Common Area...................................................    4
Expenses......................................................   23
Extended Term.................................................   24
Extension Rental Notice.......................................   24
gross area....................................................    1
gross square footage..........................................    1
Initial Term..................................................   24
Landlord......................................................    1
Landlord's Base Year Costs....................................    3
Mortgagee.....................................................   12
Normal Business Hours........................... EXHIBIT F - PAGE 2
Notice to Extend Term.........................................   24
Option to Extend Term.........................................    4
Premises......................................................    1
Project.......................................................    2
Proposed Effective Date.......................................   17
Rent..........................................................    2
rentable area.................................................    2
rentable square footage.......................................    2
Rental........................................................    2
Subsequent Year...............................................    4
taking........................................................   13
Tenant........................................................    1
Tenant's Share................................................    4
usable area...................................................    1
usable square footage.........................................    1

                                 OFFICE LEASE

     THIS LEASE is made as of this ______ day of ________________ 1996 by and between BARCLAY CURCI INVESTMENT COMPANY, a California general partnership ("Landlord") and VETERINARY CENTERS OF AMERICA, INC., a Delaware corporation ("Tenant").

     In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the following described Premises, upon the following terms and conditions:

1.   FUNDAMENTAL LEASE PROVISIONS


1.1  PREMISES:      Project: Santa Monica Business Park                             (Article 2)
                             Building:  3420 Ocean Park Boulevard [A]
                             Suite:  2000  Floor:  2nd
                             City:  Santa Monica    County: Los Angeles
                             State:  California

1.2  FLOOR AREA:    Rentable Area: 9,176 square feet.                               (Article 2)
                    Usable Area:  8,193 square feet.

1.3  TERM:          33 months and 3 days                                            (Article 3)
                    Commencement Date:  June 1, 1996
                    Expiry Date:  March 3, 1999

1.4  BASIC RENT:                            Dollars Per          Dollars Per        (Article 4)
                         Months          Rentable Square Foot      Month
                         ------          --------------------      -----
                         1-Expiry Date          $  1.60           $ 14,681.60

1.5  EXPENSES:      Tenant shall pay Tenant's Share of all Expenses that exceed     (Article 5)
                    landlord's Base Year costs together with other items of
                    Expense as set forth in Article 6.  Tenant's Share is 8.77%.
                    The Base Year shall be the calendar year 1996.

1.6  AFTER-HOURS    After-Hours Charges payable by Tenant as of the                 (Article 6)
     CHARGES:       Commencement Date shall be as follows:

                        Air Conditioning  $25.00 per hour, per unit
                        Ventilation only  Not available
                        Lighting only     $0.00 per hour

1.7  PREPAID        Tenant shall pay the Basic Rent for the first month of the      (Article 12)
     RENT:          term upon execution of this Lease.

1.8  SECURITY       $14,681.60                                                      (Article 9)
     DEPOSIT:

1.9  LANDLORD'S     c/o TRANSPACIFIC DEVELOPMENT COMPANY                            (Article 37)
     ADDRESS FOR    2377 Crenshaw Boulevard, Suite 300
     NOTICES:       Torrance, California 90501-3325

1.10 TENANT'S       To the Premises                                                 (Article 37)
     ADDRESS FOR
     NOTICES:       with a copy to:
                    ---------------
                    Troop Meisinger Steuber & Pasich LLP
                    10940 Wilshire Boulevard, 8th Floor
                    Los Angeles, California 900024-3902
                    Attention:  Robert J.  Plotkowski

1.11 BROKER:        Julien J.  Studley, Inc., Charles Dunn Company, Inc.  and       (Section 39.3)
                    Transpacific Development Company.

2.   PREMISES

     2.1 The approximate location of the premises (the "Premises") leased hereunder is shown on the drawing attached hereto Exhibit A. The Premises
                                                  ---------
consist of that certain space situated in the building (the "Building") described in Section 1.1 hereof. The area of the Premises for all purposes hereunder is stipulated to be the square feet of usable area and square feet of rentable area specified at Section 1.2. As used in this Lease, the following terms have the meanings indicated:

          2.1.1 The term "gross area" or "gross square footage" means the entire area being measured, including vertical elevator and ventilation shafts, maintenance, telephone, mechanical and electrical rooms and closets, and all other public areas measured from the exterior of exterior walls and from the center line of interior demising walls;

          2.1.2 The term "usable area" or "usable square footage" means the entire floor area of tenant space being measured, excluding vertical shafts and all public areas, measured from the exterior walls and the exterior of interior corridor walls, and the center line of interior demising walls; and

          2.1.3 The term "rentable area" or "rentable square footage" means the entire area measured in the same way within exterior Building walls including all common or public areas of the Building allocated proportionately to each floor of the Building but excluding public stairwells and such vertical shafts. As to the area leased by Tenant, the rentable area is stipulated to be the usable area of the Premises increased by 12%.

     2.2  Intentionally Omitted.

     2.3 The Premises are a part of a business/commercial complex consisting of the Building and other buildings, landscaping, parking facilities and other improvements described as the "Project" in Section 1.1 hereof. The Project is generally shown on the drawing attached hereto as Exhibit A-1. Landlord may, in its sole discretion, change the size, shape, location, number and extent of any or, all of the improvements in the Project without any liability to or consent of Tenant, except that no material change in the size or location of the Premises shall be made without Tenant's consent. Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall occupy any space in the Project.

     2.4 Landlord reserves the right to use the roof and exterior walls of the Premises, and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project, in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises. No light, air or view easement is created by this Lease.

     2.5 Tenant hereby acknowledges that the Project is being, or may be, constructed or reconstructed in phases, and that by reason of construction or reconstruction activities there may be temporary incidents thereof such as dust, dirt, barricades, detours, equipment or material in the Building or Common Areas. Tenant hereby agrees that so long as Landlord conducts such activities in a reasonable manner Landlord shall not be liable for any such incidents of construction or reconstruction.

     2.6 Tenant shall lease the Premises in an "As Is" condition and Landlord shall have no obligation to improve, remodel, alter or otherwise modify the Premises for Tenant's occupancy thereof. Landlord warrants that, as of the date Landlord delivers possession of the Premises to Tenant, the Building plumbing, electrical, mechanical, and heating, ventilating and air conditioning systems serving the Premises shall be in good and working condition. The Premises shall be delivered to Tenant "broom-clean", free of debris.

3.   TERM

     3.1 COMMENCEMENT DATE. The term of this Lease shall be for the duration set forth in Section 1.3 hereof and shall commence on the date specified as the Commencement Date (the "Commencement Date") at Section 1.3 and shall expire upon the Expiry Date set forth at Section 1.3 unless earlier terminated in accordance with the provisions of this Lease. Landlord shall complete and deliver to Tenant an instrument substantially in the form set forth in Exhibit B attached hereto and Tenant shall promptly execute and return the same to Landlord after making any corrections to any factual errors. This Lease shall be a binding contractual agreement effective upon the date of execution hereof by both Landlord and Tenant, notwithstanding the later commencement of the term of this Lease.

     3.2  INTENTIONALLY OMITTED.

     3.3  INTENTIONALLY OMITTED.

     3.4 EARLY ACCESS. Tenant shall be permitted continuous access to the Premises (including the parking to which Tenant is entitled pursuant to the Parking License Agreement and the use of the heating, ventilating and air conditioning system) three (3) weeks prior to the Commencement Date pursuant to all of the terms and conditions contained in this Lease, except for the obligation to pay Basic Rent and Tenant's Share of Expenses solely for the purpose of installing furniture, fixtures and telephone systems; however, if Tenant should conduct business from the Premises at any time during such three
(3)-week period, the Basic Rent and Tenant's Share of Expenses shall commence upon such date. Tenant shall not be charged for the use of freight elevators for the purpose of installing such furniture, fixtures and telephone system. Tenant shall inform Landlord or its representative at the property management office at the Project of the date or dates it will require access to the Premises and Landlord shall provide Tenant access to the Premises on such days. Prior to Tenant obtaining any access to the Premises under this Section 3.4, Tenant shall deliver to Landlord the certificates of insurance required pursuant to Article 17, and Landlord shall have no obligation to admit Tenant or any of its employees, agents or contractors until such certificates have been so delivered.

4.   RENT AND EXPENSE PAYMENTS

     4.1 GENERAL. The "Rent" or "Rental" hereunder is composed of "Basic Rent" as set forth in Section 1.4 hereof and adjustments thereto as hereinafter provided. The term "Expenses" hereunder means all costs, expenses, fees, charges or other amounts described in Article 6. Tenant agrees to pay to Landlord all Rent and Expenses required under this Lease, which shall be payable monthly to Landlord (unless expressly provided otherwise), without deduction or offset except as otherwise expressly provided in this Lease, in lawful money of the United States of America at the office maintained by Landlord in the Project or at such other place as Landlord may from time to time designate in writing. Notwithstanding any contrary provisions of this Lease, all Expenses, late payment fees, interest, "After-Hours Charges", parking fees payable under the "Parking License Agreement" attached hereto, and all other sums of money or charges required to be paid pursuant to this Lease shall be deemed "Additional Rent" for the Premises; and in any notice to pay rent or quit the Premises, Landlord. may include and designate same as rent then past due and owing, if such is the case. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of any of its rights to the full amount due. nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Any Rent payments or other sums received from Tenant or any other person shall be conclusively presumed to have been paid on Tenant's behalf, unless Landlord has been given prior written notice to the contrary by Tenant. Tenant agrees that the acceptance by Landlord of any such payment shall not constitute a consent by Landlord or a waiver of any of its rights under this Lease. In no event shall the foregoing be construed as requiring Landlord to accept any Rent or other sums from any person other than Tenant. If the term hereof begins or ends on a day other than the last day of a month, then the Rent and Expenses for such month shall be prorated based on the actual number of days in such month. All prorations of Rent or Expenses under this Lease for fractional periods shall be based on the actual number of days in such month and on the actual number of days in such year.

     4.2  BASIC RENT.  Tenant shall pay the "Basic Rent" set forth in Section
1.4 hereof on the first day of each month in advance, beginning on the Commencement Date. Landlord may, but shall not be obligated to, send a bill or statement for Rent to Tenant each month, but Tenant shall be obligated to pay Rent on the first day of each month regardless of whether or not it receives a bill or statement.

     4.3 PREPAID RENT. Tenant shall pay prepaid Basic Rent concurrently with the execution of this Lease, as set forth in Section 1.7 hereof.

5.   INTENTIONALLY OMITTED

6.   EXPENSES

     6.1 Tenant shall pay its share of "Expenses" on the first day of each month during the term hereof or otherwise as set forth in this Article 6. The monthly Expenses payable by Tenant hereunder consist of the amount by which Tenant's Share of Expenses exceeds Landlord's, Base Year Costs (as such terms are hereinafter defined), calculated as follows: Total Expenses (estimated or actual) multiplied by Tenant's Share minus Landlord's Base Year Costs, divided by twelve (12) months.

     6.2 DEFINITIONS. As used in this Lease, the following terms have the meanings indicated:

          6.2.1 "Landlord's Base Year Costs" means the annualized dollar amount which results from multiplying the total actual Expenses incurred by Landlord during the Base Year by Tenant's Share. Such amount constitutes the amount per year which Landlord agrees to pay towards Expenses allocable to the Premises, without reimbursement from Tenant. Landlord's Base Year Costs shall be adjusted to be equal to Landlord's reasonable estimate of Expenses assuming at least ninety-five percent (95%) of the total rentable area of the Building was occupied for the entire year, and assuming the Building was fully completed and fully assessed for property tax assessment, maintenance and repair purposes.

          6.2.2 The term "Expenses" means all expenses, costs and fees paid or incurred by Landlord during any calendar year during the term hereof in connection with or attributable to the Building and Common Area (as described hereinafter), including any parking facilities therein, for:

                  6.2.2.1 Electricity, water, gas, sewer, and all other utility services to or for the Building or Common Area, including any utility taxes, fees, charges or other similar impositions paid or incurred by Landlord in connection therewith; and

                  6.2.2.2 Operation, maintenance, security services, replacement for normal wear and tear, repair, restriping or resurfacing of paving, management (including costs of on-site offices and personnel and a reasonable home-office overhead allocation), insurance (including public liability and property damage, rent continuation, boiler and machinery and extended coverage insurance), and cleaning of the Building and Common Area and all furnishings, fixtures and equipment therein, but excluding the costs of special services rendered to tenants (including Tenant) for which a separate charge is made, costs of leasing and preparing space for new tenants in the Building, or costs borne solely by Tenant under the Lease. The term "Expenses" includes the annual amortization of costs (including financing at the then prevailing rate, if any) of any equipment, device or improvement (a) required after completion of the Building by governmental authority or (b) incurred as a labor saving measure or to reduce operation or maintenance expenses with respect to the Building and Common Area where such costs are amortized over the useful life thereof and which do not inure primarily to the benefit of any particular tenant; however, the annual amortization of costs under
          (b) preceding shall be limited to an amount reasonably anticipated to be the annual reduction of labor, operation or maintenance expenses resulting from such equipment, device or improvement; and

                  6.2.2.3 All real property taxes and personal property taxes, licenses, charges and assessments which are levied, assessed, imposed or collected by any governmental authority or improvement or assessment district during any calendar year with respect to the Building or Common Area and the land on which the same is located, and any improvements, fixtures, equipment and other property of Landlord, real or personal, located in the Project and used in connection with the operation or maintenance of the Building or Common Area (computed on a cash basis or as if paid in permitted installments regardless of whether actually so paid), as well as any tax which shall be levied or assessed in addition to or in lieu of such taxes (it being acknowledged that because of the passage of laws which limit increases in real property taxes, government agencies may impose fees, charges, assessments or other levies in connection with services previously furnished without charge or at a lesser charge and which were previously paid for in whole or in part, directly or indirectly by real property taxes), any gross excise tax or other similar tax, and any costs or expenses of contesting any such taxes, licenses, charges or assessments, but excluding any federal or state income or gift tax or any franchise, capital stock, estate or inheritance taxes.

          6.2.3 The term "Common Area" means that portion of the Project other than the Building and other buildings for lease to tenants which is from time to time designated and improved for nonexclusive, common use by tenants of the Project, their employees and invitees. The general location of the Common Area is shown on Exhibit A-1 attached hereto and incorporated by reference. The Common Area includes parking facilities in the Project.

          Any cost or expense included in Expenses which is attributable to Common Area shall be prorated by Landlord to the Building based on the proportion which the total square footage of the Building bears to the total square footage of all buildings in the Project from time to time or by such other fair and reasonable method of allocations based on use or benefit as Landlord may determine, except that, with regard to taxes, Landlord may use such allocation of taxes among the various parcels in the Project as may have been used by the taxing authority.

          6.2.4   The term "Base Year" means the calendar year specified at
     Section 1.5.

          6.2.5 The term "subsequent Year" means the first full calendar year following the Base Year and each calendar year, or part thereof, thereafter occurring during the term of this Lease,

          6.2.6 "Tenant's Share" is hereby agreed by Landlord and Tenant to be the percentage set forth in Section 1.5 hereof.

          6.2.7 Notwithstanding the foregoing, for purposes of this Lease, Expenses shall not, except as otherwise set forth in this Section 6.2.7, include the following:

                  6.2.7.1 Bad debt and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Expenses) or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project (including the land on which the Building is situated) except that interest, principal and amortization of expenditures permitted pursuant to this Article 6 are expressly included as Expenses.

                  6.2.7.2 Marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building.

                  6.2.7.3   Real estate brokers' leasing commissions.

                  6.2.7.4 Costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building.

                  6.2.7.5 The cost of providing any service directly to and paid directly by any tenant (except if such service is paid for as part of such tenant's share of Expenses.

                  6.2.7.6 Costs of any items (including costs incurred by Landlord for the repair of damage to the Building) to the extent Landlord receives reimbursement from insurance proceeds therefor or from a third party, except as an item of Expense under such third party's lease (except that any deductible amount under any insurance policy shall be included within Expenses) or to the extent covered by warranties then in effect.

                  6.2.7.7 Costs of capital improvements, except those set forth in Section 6.2.2.2 hereof.

                  6.2.7.8 Depreciation, amortization and interest payments, on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, except if such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services.

                  6.2.7.9 Costs incurred by Landlord for equipment and tools which are considered capital improvements under generally accepted accounting principles, consistently applied, except as specifically included in Expenses pursuant to the terms of this Lease.

                  6.2.7.10 Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly (and not as an item of Expense) but which are provided to another tenant or occupant of the Building, without charge.

                  6.2.7.11 Costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building (however, this will not excuse Tenant from the payment of Tenant's Share of insurance premiums and deductibles otherwise payable as items of Expense hereunder).

                  6.2.7.12 Costs arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and any other tenant (however, this shall not excuse Tenant from the payment of Tenant's Share of insurance premiums and deductibles otherwise payable as items of Expense hereunder).

                  6.2.7.13 Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services that would otherwise have been paid to unaffiliated third parties on a reasonably competitive basis.

                  6.2.7.14 Landlord's general corporate overhead, corporate general and corporate administrative expenses.

                  6.2.7.15 Costs associated with the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project and the Building, including partnership accounting and legal fees, costs of defending lawsuits with any mortgagee (except as the actions of Tenant may be in issue).

                  6.2.7.16 Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs.

                  6.2.7.17 Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due.

                  6.2.7.18 Costs arising from Landlord's charitable or political contributions.

                  6.2.7.19 Costs arising from latent defects in the original construction of the base, shell and core of the Building or improvements installed by Landlord.

                  6.2.7.20 Costs necessitated by or resulting from the gross negligence of Landlord, or any of its agents, employees or independent contractors (however, this shall not excuse Tenant from paying Tenant's Share of Expenses associated with any insurance premiums or deductibles covering any such acts).

                  6.2.7.21 Costs for the removal, treatment, disposal and clean-up of any hazardous materials (as defined by applicable governmental agencies).

                  6.2.7.22 Salaries and benefits for leasing agents, promotional directors end executives above the level of regional property manager.

     6.3 PAYMENT OF ESTIMATED EXPENSES. Tenant shall pay estimated Expenses to Landlord as follows:

          6.3.1 Landlord shall submit to Tenant, on or before March 31 of the first Subsequent Year or as soon thereafter as Landlord has sufficient data, a reasonably detailed and itemized statement showing the Expenses for the Base Year.

          6.3.2 For each Subsequent Year, Landlord shall submit to Tenant, prior to January 1 of such Subsequent Year or as soon thereafter as practicable, a reasonably detailed statement showing the estimated Expenses for such Subsequent Year. The determination of estimated Expenses hereunder shall be made by Landlord reasonably and without discrimination based upon Landlord's experience with actual costs and projections for the Project. Tenant shall pay monthly to Landlord an amount equal to the excess of (a) the sum of the total annual estimated Expenses multiplied by Tenant's Share minus (b) Landlord's Base Year Costs, over (c) twelve (12) months. If Landlord does not submit said statement to Tenant prior to January 1 of any such Subsequent Year, Tenant shall continue to pay its share of estimated Expenses at the then existing rate until such statement is submitted, and, thereafter, at the monthly Rent payment date next following the submittal of such statement, shall pay its share of estimated Expenses based on the rate set forth in such statement together with any amounts based on such rate which may have theretofore accrued from January 1 of such Subsequent Year. Landlord may revise such estimated Expenses at the end of any calendar quarter, and Tenant shall pay Tenant's Share of such revised estimated Expenses after notice thereof as herein provided. In the event estimated Expenses are so revised at the end of a calendar quarter, Tenant may request in writing the basis for such recalculation and Landlord shall provide Tenant with the reasonable basis for such revision.

     6.4 PAYMENT OF ACTUAL EXPENSES. Actual Expenses shall be reconciled against payments of estimated Expenses as follows:

          6.4.1 On or before March 31 of the second Subsequent Year and each Subsequent Year thereafter, or as soon thereafter as Landlord has sufficient data, Landlord shall submit to Tenant a reasonably detailed and itemized statement showing the actual Expenses paid or incurred by Landlord during the previous calendar year. If Tenant's Share of such actual Expenses is less than the amount of estimated Expenses for such previous year theretofore paid by Tenant, then Landlord shall credit the amount of such difference against estimated and/or actual Expenses which may thereafter be due from Tenant; provided, however, that in no event shall Tenant receive a credit as provided herein for any amount calculated to be less than Landlord's Base Year Costs. If Tenant's Share of such actual Expenses is more than the amount of the estimated Expenses for such previous year theretofore paid by Tenant, then Tenant shall, at the later of (a) 15 days after its receipt of such statement or (b) the monthly Rent payment date next following the submittal of such statement to Tenant, pay to Landlord the full amount of such difference.

          6.4.2 The reconciliation of the Expenses paid by Tenant for the calendar year in which this Lease terminates shall be made upon Landlord's submittal to Tenant of the statement of actual Expenses for such calendar year. The estimated and actual Expenses for such calendar year shall be prorated based on the actual number of days in such calendar year that this Lease was in effect, and shall be compared. If pursuant to such comparison it is determined that there has been an underpayment or an overpayment by Tenant for such calendar year, Landlord shall refund the overpayment to Tenant, or Tenant shall pay the amount calculated as owing to Landlord, as the case may be, within thirty (30) days after the submittal of the statement by Landlord. This provision shall survive the expiration or termination of the Lease, If Landlord deems it advisable, Landlord may submit partial year statements pursuant to this Section 6.4.2 in order to cause an earlier reconciliation of Expenses for the calendar year in which this Lease terminates. Such reconciliation shall be final and binding upon the parties and there shall be no further obligation by Tenant to pay any further sums to Landlord (whether pursuant to Section 6.5.4 or otherwise) nor shall Landlord have any further obligation to pay to Tenant any credit against Expenses.

          6.4.3 Tenant's Right of Audit. If Tenant should in good faith dispute the amount of Tenant's Share of Expenses as contained in such statement ("Disputed Statement"), Tenant shall have the right to audit Landlord's records with respect thereto in accordance with the provision of this Section 6.4.3:

                  6.4.3.1   Tenant shall give Landlord no less than thirty
          (30)days prior written notice of such dispute and of Tenant's intent to audit ("Audit Notice"), which Audit Notice must be given to Landlord within ninety (90) days following the date of Tenant's receipt of the Disputed Statement. However, in no event shall Tenant conduct an audit more than once in any calendar year.

                  6.4.3.2 The records relating to the Disputed Statement shall be audited by an independent certified public accountant, who shall not, however, be retained or compensated on a contingency fee basis. The audit shall be conducted at the office where such records are maintained during regular business hours. The auditor shall deliver a certified copy of the audit to Landlord concurrently with the delivery of such audit to Tenant. The audit, the results of the audit and the records pertaining thereto shall be considered confidential and shall not be revealed by Tenant or its auditor to anyone other than Tenant's accountants, Tenant's legal counsel and Landlord. No records or copies of records in any form may be removed from the office where such records are maintained.

                  6.4.3.3 If such audit reveals that Landlord has overcharged or undercharged Tenant, such audit shall be subject to the reasonable review of, and acceptance by, Landlord, and the results of such reasonable review of Landlord shall be binding upon the parties.

                  6.4.3.4 If, as a result of these audit provisions, it is determined that Tenant was overcharged in such statement, then Landlord shall reimburse Tenant within thirty (30) days after the later to occur of (a) Landlord's receipt of Tenant's written demand therefor or (b) Landlord's receipt of the certified auditor's report, uncontested by Landlord. If, as a result of these audit provisions, it is determined that Tenant was undercharged, then notwithstanding any contrary provision contained in this Article 6, Tenant shall pay to Landlord the difference within thirty (30) days after written demand therefor from Landlord.

                  6.4.3.5 Tenant shall pay the costs and expenses for such audit; however, if as a final result of these audit procedures it is determined that (a) the difference in Expenses is in excess of five percent (5%) and (b) Tenant was overcharged in the Disputed Statement, then Landlord shall reimburse Tenant for the reasonable, usual and customary costs for such audit (exclusive, however, of travel and lodging costs and attorneys' fees), within thirty (30) days after Landlord has received from Tenant an itemized paid invoice from such auditor.

                  6.4.3.6 Tenant shall not be permitted to conduct an audit at any time Tenant is in default of this Lease.

     6.5  OTHER EXPENSE PROVISIONS.

          6.5.1 Notwithstanding any provision of this Article 6 to the contrary, if at any time during the term of this Lease any tenant, pursuant to an express provision in its lease and with Landlord's approval, contracts for certain Building or Common Area services to be provided directly to it and at its expense, which services would normally be furnished by Landlord (e.g., janitorial, maintenance, utilities, etc.), then Landlord may make an appropriate adjustment in calculating Tenant's Share of Expenses to the end that the cost of the remaining services provided by Landlord are shared proportionately by all tenants receiving such services.

          6.5.2 In determining the amount of Expenses hereunder, the Expenses shall be adjusted to be equal to Landlord's reasonable estimate of Expenses assuming at least ninety-five percent (95%) of the total rentable area of the Building was occupied for the entire year, and assuming the Building was fully completed and fully assessed for property tax assessment, maintenance and repair purposes.

          6.5.3 The computation of Expenses pursuant to this Article 6 is intended to constitute a formula for an agreed sharing of costs by tenants, and may or may not constitute an exact reimbursement to Landlord for costs paid by Landlord, and for Landlord's administration.

          6.5.4 Any delay or failure of Landlord in computing or billing for Expenses shall not constitute a waiver of, or in any way impair, the obligation of Tenant to pay Expenses hereunder provided that, with the exception of taxes, items of expense not included as an Expense hereunder within two (2) years following the end of the year in which such expense was incurred shall not be included as an Expense hereunder. However, Tenant shall not be charged interest on unpaid Expenses which have accrued during such time that Landlord has failed to submit a statement for such Expenses.

7.   TAXES PAYABLE SOLELY BY TENANT

     7.1 In addition to the Rental and Expenses to be paid by Tenant, Tenant shall pay before delinquency and without notice or demand by Landlord any and all taxes levied or assessed on and which become payable by Tenant during the term of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net Rent payable under this Lease, including, without limitation, any gross receipts tax or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the Rental hereunder, (ii) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) the value of any improvements, alterations or additions made in or to the Premises by or on behalf of Tenant, except for those improvements (if any) which are a part of the Premises as of the date of this Lease or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Real property taxes on improvements which are a part of the Premises as of the date of this Lease shall be deemed to be included in the taxes described in Section 6.2.2.3 above, as to which Tenant shall pay Tenant's Share.

8.   LATE PAYMENTS

     8.1 If Tenant fails to pay to Landlord when due any Rent, Expenses or other sums owing to Landlord pursuant to the terms of this Lease, said late payment shall bear interest at the Agreed Rate as herein provided and, in addition:

          8.1.1 For each such late payment that is not paid within five (5) days after the date the same was due (or, if the payment is for non-recurring rent, then five (5) days after Tenant has received notice to make such payment), Tenant shall pay to Landlord a service charge equal to five percent (5%) of the overdue amount. Tenant acknowledges and agrees that such late payment by Tenant will cause Landlord to incur costs and expenses not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain, and that such service charge represents a fair estimate of the costs and expenses which Landlord would incur by reason of Tenant's late payment. Tenant further agrees that such service charge shall neither constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any other right or remedy available to Landlord; and

          8.1.2 Following any three (3) consecutive late payments of Rent, Landlord may, upon notice to Tenant,

                  8.1.2.1   Intentionally Omitted.

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

                  8.1.2.2 Require that Tenant increase the amount of any Security Deposit required herein by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord, and which may be applied by Landlord, in the manner provided herein with respect to any Security Deposit required herein.

9.   SECURITY DEPOSIT

     9.1 Upon Tenant's execution of this Lease, Tenant shall deposit with Landlord a "Security Deposit" in the amount set forth in Section 1.8 hereof, which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, it being expressly understood and agreed that the deposit is neither an advance Rent deposit nor a measure of Landlord's damages in case of Tenant's default. If Basic Rent is increased pursuant to Article 43, the Security Deposit shall be increased in the same proportion and Tenant shall deposit cash with Landlord in an amount sufficient to increase the Security Deposit to the appropriate amount. The Security Deposit may be retained, used or applied by Landlord to remedy any default by Tenant, to repair damage caused by Tenant to any part of the Project, and to clean the Premises upon expiration or earlier termination of the Lease, As well as to reimburse Landlord for any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount required hereunder, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Tenant may not elect to use any portion of said Security Deposit as a Rental payment although Landlord may elect to do so in the event Tenant is in default hereunder or is insolvent. The Security Deposit or any balance thereof shall be returned to Tenant at Tenant's last known address (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Lease term has ended and the Premises have been vacated by Tenant in the manner required by this Lease.

10.  INTENTIONALLY OMITTED

11.  USE

     11.1 The Premises shall be used and occupied by Tenant for general office purposes and for no other purpose without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project, with respect to the suitability thereof for the conduct of Tenant's business. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect or cause a cancellation of any fire or other insurance covering the Building, Common Area, or the Premises or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by a standard form policy of insurance. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for any such insurance by reason of Tenant's failure to comply with the provisions of this Article 11. Tenant agrees that it will use the Premises in such manner as not to unreasonably interfere with the rights of other tenants of the Building or Common Area. Tenant shall neither use nor allow the Premises, Building or Common Area to be used for any unlawful or objectionable purpose, nor cause, maintain or permit any nuisance or waste in, on or about any portion of the Project. Tenant will not place a load upon any floor exceeding the floor load which such floor was designed to carry, and Landlord reserves the right to prescribe the location of any safe or other heavy equipment in the Premises. Tenant shall not use or allow anything to be done in or about the Premises or the Project which will in any way conflict with any law, ordinance or governmental regulation or requirement of any board of fire underwriters or any duly constituted public authority now in force or hereafter enacted or promulgated affecting the use or occupancy of the Premises, and shall promptly comply with all such laws or requirements at its sole cost and expense. The judgment of any court of competent jurisdiction or any admission by Tenant that Tenant has violated any such law, statute, ordinance, rule, regulation or requirement shall be conclusive of such fact as between Landlord and Tenant.

12.  SERVICE AND UTILITIES

     12.1 Landlord's Obligations. Landlord shall as a part of Expenses make available to the Premises during the Building's normal business hours as set forth in Rule 17 of the Rules and Regulations described in Article 36 hereof, such amounts of air conditioning, heating and ventilation as shall be required in Landlord's reasonable judgment for the comfortable use of the Premises, as well as elevator service, reasonable amounts of electric current for normal lighting by Building Standard overhead fixtures and for fractional horsepower office machines, and water for lavatory and drinking purposes. "Building Standard" fixtures and equipment are as described in Schedule A to Exhibit C
                                                                   ---------
attached hereto or, in absence thereof, as installed in the typical common corridor. Landlord shall as a part of Expenses replace Building Standard light bulbs, tubes and ballasts which need replacing due to normal use. Landlord shall also as a part of Expenses maintain and keep lighted (and, during business hours, air-conditioned) the common stairs, entries and toilet rooms in the Building and shall provide trash removal, janitorial service and window washing customary for similar buildings in the same geographical area. Except to the extent caused by Landlord's negligence, Landlord shall not be in default hereunder or liable for any damages directly or indirectly resulting from, nor shall the Rent be abated or shall there be deemed a constructive or other eviction of Tenant by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish, or delay in furnishing, any such utilities or services when such failure or delay is caused by acts of God, acts of government, labor disturbances of any kind, or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or any part of the Project, or (iii) governmental limitation, curtailment, rationing or restriction on use of water, electricity or any other service or utility whatsoever serving the Premises, Building or Common Area. If (a) Landlord fails to provide any utility Landlord is required to provide Tenant under the provisions of this Section 12.1 (except where such failure is the result of casualty damage to, or a condemnation of, all or a part of the Building), and (b) such failure constitutes a material interference with Tenant's use and occupancy of the Premises, and (c) Tenant has notified Landlord in writing of such failure ("Utility Interruption Notice"), then if such interruption continues for five (5) consecutive days after Landlord has received the Utility Interruption Notice, then (i) Basic Rent shall be wholly abated commencing upon the said fifth (5th) day and continuing until such utility is restored and (ii) if such interruption continues for a period of thirty (30) consecutive days after Landlord has received the Utility Interruption Notice and if Landlord or Landlord's agent is solely responsible for such interruption, then Tenant shall have the right to terminate this Lease by providing Landlord ten (10) days' written notice thereof, which notice must be given after the expiration of the said thirty (30-day period and received by Landlord prior to the date such utility is restored. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. The failure of Landlord to provide such services if consistent with the foregoing shall not constitute a constructive or other eviction of Tenant.

     12.2 AFTER-HOURS CHARGES. During non-business hours Landlord shall as a part of Expenses keep the public areas of the Building lighted and shall provide elevator service with at least one (1) elevator, but shall not be obligated to furnish ventilation, lighting or air conditioning to the Premises. If Tenant requires ventilation, lighting and/or air conditioning during non-business hours Tenant shall give Landlord at least twenty-four (24) hours prior notice of such requirement or shall follow such other procedure for activating the building energy management system as Landlord may advise Tenant, and Tenant shall pay Landlord the "After-Hours Charges" for such extra service at the rate set forth in Section 1.6 hereof. Such rates are subject to increase from time to time based on increases in Landlord's costs associated with providing such extra services. All payment required for After-Hours Charges shall be deemed to be Additional Rent and Landlord shall have the same remedies for a default in payment thereof as for a default in payment of Rent.

     12.3 TENANT'S OBLIGATIONS. Tenant shall pay, prior to delinquency, for all telephone charges and all other materials and services not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease. Tenant shall also pay, as Additional Rent, all charges and fees required to be paid by Tenant by the Rules and Regulations described in Article 36 of this Lease.

     12.4 EXCESS UTILITY USAGE. Tenant will not without the prior written consent of Landlord use any apparatus or device in the Premises, including (without limitation) electronic data processing machines, punch card machines, and telephone switchgear, which will materially increase the amount of cooling or ventilation or electricity or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect with electric current (except through existing electrical outlets in the Premises) or water pipes, any apparatus or device for the purpose of using electrical current or water, except as may be provided in the Construction Provisions. If Tenant uses electricity at a rate in excess of 4 kilowatt/hours per usable square foot of the Premises per year, the cost to Landlord of any such excess use of utility service by Tenant shall be paid by Tenant based on Landlord's reasonable estimates and costs. If Tenant requires or uses ventilation, cooling, water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space, Landlord may cause a special meter or other measuring device to be installed in or about the Premises to measure the amount of water, electric current or other resource consumed by Tenant. The cost of any such meter, and of the installation, maintenance and repair thereof, shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand for all such water, electric current or other resource consumed, as shown by said meter, at the rates charged by the local public utility or other supplier furnishing the same, plus any additional expense incurred by Landlord in keeping account of the foregoing and administering same. If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the heating, ventilation or air conditioning system, or generate substantially more heat in the Premises than would be generated by Building Standard lights or usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord deems necessary to restore the temperature balance in any affected part of the Building, including but not limited to modifications to the Building Standard air conditioning equipment, and the cost thereof including the cost of installation and any additional cost of operation and maintenance occasioned thereby shall be paid by Tenant to Landlord upon demand. Any sums payable under this Section 12.4 shall be considered Additional Rent, and Landlord shall have the same remedies for a default in payment of such sum as for a default in the payment of Rent.

13.  ENTRY BY LANDLORD

     13.1 Landlord and its authorized representatives shall have the right to enter the Premises upon advance oral notice (except in an emergency, when no notice shall be required) at all reasonable times during normal business hours and at any time in case of an emergency (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to maintain or to make any repair or restoration to the Building that Landlord has the right or obligation to perform, (iii) to install any meters or other equipment which Landlord may have the right to install, (iv) to serve, post, or keep posted any notices required or allowed under the provisions of this Lease, (v) to post "for sale" signs at any time during the term, and to post "for rent" or "for lease" signs during the last three (3) months of the term, (vi) during the last nine (9) months, to show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, (vii) to shore the foundations, footings, and walls of the Building and to erect scaffolding and protective barricades around and about the Building or the Premises, but not so as to prevent entry into the Premises, and (viii) to do any other act or thing necessary for the safety or preservation of the Premises or the Building. Landlord shall have the right at all times to have and retain a key with which to unlock all doors in, upon and about the Premises excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to gain entry in an emergency, and any entry to the Premises obtained by Landlord in accordance with the foregoing shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business and any loss of occupancy or quiet enjoyment of the Premises by reason of Landlord's exercise of its rights or entry in accordance with this Article
13. Tenant shall not be entitled to an abatement or reduction of Rent Expenses, in connection with any such entry.

14.  MAINTENANCE AND REPAIR

     14.1 LANDLORD'S OBLIGATIONS. Landlord shall as part of Expenses maintain or cause to be maintained in good order, condition and repair the structural and common portions of the Building and all Common Areas in the Project and the Building systems consisting of the Building Standard heating, ventilating and air conditioning system, the Building Standard electrical systems and the Building Standard plumbing systems, but excluding any over-Building standard systems in the Premises (such as Tenant's dedicated HVAC, kitchen plumbing and modular furniture electrical systems) (except to the extent of damage caused by Tenant which shall be repaired by Landlord at Tenant's expense). Landlord shall not be liable, and neither Rent nor Expenses shall be abated, for any failure by Landlord to maintain and repair areas which are being used in connection with construction or reconstruction of improvements, or for any failure to make any repairs or perform any maintenance, unless such failure shall persist for an unreasonable time after written notice of the need thereof is given to Landlord by Tenant. To the extent the provisions of this Article 14 are in conflict with any statute now or hereafter in effect which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease, the provisions of this Article 14 shall govern.

     14.2   TENANT'S OBLIGATIONS.

            14.2.1 Tenant shall, at its sole cost and expense, except for janitorial services furnished by Landlord pursuant to Article 12 hereof, maintain the Premises including all improvements therein in good order, condition and repair excluding preexisting structural defects and the removal or remediation of hazardous materials (for which Tenant, its agents, contractors, employees or invitees were not responsible for creating or bringing onto the Premises).

            14.2.2 In connection with Tenant surrendering possession of the Premises at the end of the Lease term, Tenant agrees to repair any damage caused by or in connection with the removal of any article of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions or permanent improvements or additions, including without limitation thereto, repairing damage caused by Tenant to the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. Tenant shall indemnify, defend and hold Landlord harmless against any loss, liability, cost or expense (including reasonable attorney's fees) resulting from delay by Tenant in so surrendering the Premises. Tenant's obligation hereunder shall survive the expiration or termination of this Lease.

            14.2.3 If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant thereafter fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord (together with a charge for Landlord's administration and overhead equal to five percent (5%) thereof) shall be paid by Tenant promptly after demand. Landlord shall have no liability to Tenant for any inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

     14.3 COMPLIANCE WITH LAW. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

15.  ALTERATIONS AND ADDITIONS

     15.1 Tenant may recarpet and/or re-paint the Premises using Building Standard materials and specifications (or better) without the prior consent of Landlord. Otherwise, Tenant shall make no alterations, additions or improvements to the Premises or any part thereof which affects the exterior appearance of the Premises or the Building or any common portion of the Building or any portion of the Common Area or the electrical, mechanical, plumbing or other systems in the Building, without obtaining the prior written consent of Landlord in each instance. Such consent may be granted or withheld at Landlord's sole discretion; however, Landlord shall not unreasonably withhold its consent to any alterations, additions, or improvements to the interior of the Premises, provided the same does not (a) affect the exterior appearance of the Premises, the Building or the Project, or (b) affect any structural portion of the Premises, the Building or the Project, or (c) affect any electrical, mechanical, plumbing or other systems of the Building, or (d) diminish the value of the Premises, and further provided Tenant complies with the provisions this Section
15.1. Tenant shall be permitted to select a contractor and subcontractors from Landlord's list of approved contractors and subcontractors, or such other contractors and subcontractors as

Landlord shall approve in writing in advance of the commencement of such work; provided, however, Landlord's designated contractors and subcontractors shall be used for any work involving the mechanical, electrical, plumbing, heating, ventilating and air conditioning systems and other Building systems and the roof. Tenant may elect to have Landlord undertake such work of alterations and additions and, provided Landlord agrees to undertake such work (which may be granted or withheld in Landlord's sole discretion), then Tenant shall reimburse Landlord for the cost thereof (together with a charge for Landlord's administration and management thereof equal to five percent (5%) of the cost incurred) within thirty (30) days after an invoice therefor is submitted to Tenant. Landlord may impose as a condition to such consent such requirements as Landlord may deem necessary in its sole discretion, including without limitation the requirement that Landlord be furnished with working drawings before work commences and that a bond be furnished (however, so long as Tenant hereunder is Veterinary Centers of America, Inc., a Delaware corporation, such bond shall not be required), and requirements relating to the manner in which the work is done, the contractor by whom it is performed, and the times during which it is accomplished, as well as the requirement that upon written request of Landlord prior to the expiration or earlier termination of the Lease, Tenant will remove at its expense any such alterations, improvements or additions to the Premises. Any damage done to the Premises in connection with any such removal shall be repaired at Tenant's sole cost and expense. Landlord may, in connection with any such removal which reasonably might involve damaging the Premises, require that such removal be performed by a bonded contractor or other person for which a bond satisfactory to Landlord has been furnished covering the cost of repairing the anticipated damage. Unless so removed, all such alterations, additions or improvements shall at the expiration or earlier termination of the Lease become the property of Landlord and remain upon the Premises. All such improvements, alterations or additions must be done in a good and workmanlike manner and diligently prosecuted to completion so that the Premises shall at all times be a complete unit except during the period of work. Such improvements, alterations or additions shall only be constructed by a contractor which is bondable. Tenant shall deliver to Landlord upon commencement of such work a copy of the building permit with respect thereto. Upon completion of such work Tenant shall file for record in the office of the County Recorder where the Project is located a Notice of Completion, as required or permitted by law. All such work shall be performed and done strictly in accordance with the laws and ordinances relating thereto and shall be performed so as not to unreasonably obstruct the access to the premises of any other tenant in the Building or Project. Tenant agrees to carry insurance as required by Article 17 covering any improvements, alterations or additions to the Premises made by Tenant under the provisions of this Article 15, it being expressly agreed that none of such improvements, additions or alterations shall be insured by Landlord under the insurance Landlord may carry upon the Building, nor shall Landlord be required under any provision for reconstruction to reinstall any such improvements, additions or alterations. In addition, it is expressly agreed that if any tax is imposed, or the amount of taxes on the Building or the Project is increased, by reason of any such improvements, alterations or additions, Tenant shall be solely responsible therefor under Article 7.

16.  INDEMNITY

     16.1 INDEMNIFICATION BY TENANT. Tenant shall indemnify, defend and hold Landlord, its agents and employees, harmless from and against any and all claims, liability, loss, cost or expense (including reasonable attorneys' fees) arising out of or in connection with (i) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof or the Building or Common Area, if such injury or damage is caused in part or in whole by any act or omission by Tenant, its agents, contractors, employees or invitees or (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease. If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause except Landlord's negligence or wrongful acts, and Tenant hereby waives all claims with respect thereto against Landlord. The foregoing provisions shall survive the termination of this Lease. The provisions of this Section 16.1 are subject to the release and waiver contained in Section
17.7 below.

     16.2 EXEMPTION OF LANDLORD FROM LIABILITY. If the Premises, the Building, or the Common Area, or any part thereof, is damaged by fire or other cause against which Tenant is required to carry insurance pursuant to this Lease, Landlord shall not be liable to Tenant for any loss, cost or expense arising out of or in connection with such damage. Tenant hereby releases Landlord, its directors, officers, shareholders, partners, employees, agents and representatives, from any liability, claim or action arising out of or in connection with such damage. Furthermore, Tenant shall, pursuant to Article 17, maintain insurance against loss, injury, or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its agents, contractors, employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of the Premises or the Building, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising within the Premises or other portions of the Building, or from other sources, and Landlord shall not be liable therefor, unless caused by Landlord's negligence or wrongful act, and in that event only to the extent not covered by the insurance which Tenant is required to carry pursuant to this Lease. Landlord shall not be liable to Tenant for any damages arising out of or in connection with any act or omission of any other tenant in the Project or for losses due to theft or burglary or other wrongful acts of third parties.

     16.3 INDEMNIFICATION BY LANDLORD. Landlord shall indemnify, defend and hold Tenant, its agents and employees, harmless from and against any and all claims, liability, loss, cost or expense (including reasonable attorneys' fees, but excluding consequential damages) arising out of or in connection with (a) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof or the Building or Common

Area, to the extent such injury or damage is caused by any act or omission by Landlord, its agents, contractors, employees or invitees, or (b) any breach or default in the performance of any obligation on Landlord's part to be performed under this Lease. If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. The foregoing provisions shall survive the termination of this Lease. The provisions of this Section 16.3 are subject to the release and waiver contained in Section
17.7 below.

17.  INSURANCE

     17.1 GENERAL. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and the holder of any deed of trust or mortgage secured by any portion of the Premises (hereinafter referred to as a "Mortgagee"). All policies of insurance provided for herein shall be issued by insurance companies with general policyholder's rating of not less than A and a financial rating of not less than Class X as rated in the most current available "Best Insurance Reports". Each policy shall name Landlord and at Landlord's request any Mortgagee and an agent of Landlord as an additional insured, as their respective interests may appear. Tenant shall deliver certificates of such insurance to Landlord, evidencing the existence and amounts of such insurance prior to Tenant's occupancy in the Premises. Failure to make such delivery shall constitute a material default by Tenant under this Lease. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give Landlord ten
(10) days prior written notice of any modification, cancellation or lapse or reduction in the amounts of insurance. All public liability, property damage and other casualty insurance policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least thirty (30) days prior to the expiration thereof. Tenant agrees that if Tenant does not procure and maintain such insurance, Landlord shall provide Tenant written notice thereof and Tenant shall thereafter have five (5) business days to procure such insurance and provide Landlord with evidence therein (as required herein). If Tenant shall fail to procure such insurance and provide such evidence to Landlord within such five-business-day period, then Landlord may (but shall not be required to) obtain such insurance on Tenant's behalf and charge Tenant the premiums therefor together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant may carry such insurance under a blanket policy provided such blanket policy expressly affords the coverage required by this Lease and contains a per location aggregate endorsement and evidence thereof is furnished to Landlord as required above.

     17.2 CASUALTY INSURANCE. At all times during the term hereof, Tenant shall maintain in effect policies of casualty insurance covering (i) all improvements in, on or to the Premises (including any Building Standard furnishings, and any alterations, additions or improvements as may be made by Tenant), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises. Such policies shall include coverage in an amount not less than one hundred percent (100%) of the actual replacement cost thereof from time to time during the term of this Lease Such policies shall provide protection against any peril included within the classification "Fire and Extended Coverage", against vandalism and malicious mischief, theft, sprinkler leakage, earthquake sprinkler leakage, and against flood damage (and including cost of demolition and debris removal). Replacement cost for purposes hereof shall be determined by an accredited appraiser selected by mutual agreement between Landlord and Tenant. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth in Article 18, the proceeds under (i) above shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

     17.3 LIABILITY INSURANCE. Tenant shall at all times during the term hereof obtain and continue in force bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person in connection with the activities of Tenant in, on or about the Premises or with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than Two Million Dollars ($2,000,000) for injuries to persons in one (1) accident, not less than One Million Dollars ($1,000,000) for injury to any one (1) person and not lease than Five Hundred Thousand Dollars ($500,000) with respect to damage to property. The limits of such insurance do not necessarily limit the liability of Tenant hereunder. All public liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shell nevertheless be entitled to recovery under said policies for any loss occasioned to it, its partners, agents and employees by reason of the negligence of Tenant.

     17.4 WORKERS' COMPENSATION INSURANCE. Tenant shall, at all times during the term hereof, maintain in effect workers' compensation insurance as required by applicable statutes.

     17.5   INTENTIONALLY OMITTED.

     17.6 LANDLORD'S INSURANCE. Landlord shall at all times from and after substantial completion of the Premises maintain in effect as an item of Expense a policy or policies of insurance covering the Common Area and the buildings in the Project in an amount of not less than eighty percent (80%) of the actual replacement cost thereof (exclusive of the cost of excavations, foundations and footings) from time to time during the term of this Lease, providing protection against rental loss and any peril generally included in the classification "Fire and Extended Coverage" which may include insurance against sprinkler damage, vandalism, malicious mischief, earthquake and third party liability, and including such coverages in such amounts as Landlord may designate Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

     17.7 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any and all rights of recovery against the other or against the directors, officers, shareholders, partners, employees, agents and representatives of the other, on account of loss or damage of such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. The provisions of this Section
17.7 shall control over any conflicting provisions of this Lease. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease. The waivers set forth herein shall be required to the extent that same are available from each party's insurer without additional premium, if an extra charge is incurred to obtain such waiver, it shall be paid by the party in whose favor the waiver runs within fifteen (15) days after written notice from the other party.

18.  DAMAGE AND DESTRUCTION

     18.1 PARTIAL DAMAGE--INSURED. If the Premises, Building or Common Area are damaged by a risk covered under fire and extended coverage insurance protecting Landlord, then Landlord shall restore such damage provided insurance proceeds are available to Landlord to pay eighty percent (80%) or more of the cost of restoration, and provided such restoration by Landlord can be completed within six (6) months after the commencement of work, in the professional and independent opinion of a registered architect or engineer appointed by Landlord. In such event this Lease shall continue in full force and effect so long as the Premises can be used by Tenant, except that Tenant shall be entitled to an equitable reduction of Rent and Expenses while such restoration takes place, such reduction to be based upon the extent to which the damage and the restoration efforts actually, materially interfere with Tenant's use of the Premises.

     18.2 PARTIAL DAMAGE--UNINSURED. If the Premises, Building or Common Area are damaged by a risk not covered by such insurance or the insurance proceeds available to Landlord are less than eighty percent (80%) of the cost of restoration, or if the restoration cannot be completed within six (6) months after the commencement of work in the professional and independent opinion of the registered architect or engineer appointed by Landlord, then Landlord shall have the option either to (i) repair or restore such damage, this Lease continuing in full force and effect so long as the Premises can be used by Tenant, but the Rent end Expenses to be equitably reduced as hereinabove provided, or (ii) give notice to Tenant at any time within ninety (90) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If such notice is given, this Lease shall expire and any interest of Tenant in the Premises shall terminate on the date specified in such notice and the Rent and Expenses, reduced by an equitable reduction (except as hereinabove provided) based upon the extent, if any, to which such damage directly and materially interfered with Tenant's use of the Premises, shall be paid to the date of such termination, and Landlord agrees to refund to Tenant any Rent or Expenses theretofore paid in advance for any period of time subsequent to such termination date.

     18.3 TOTAL DESTRUCTION. If the Premises are totally destroyed (i.e, over eighty percent (80%) of the Premises is destroyed or if Tenant cannot use the Premises without major restoration) or if in Landlord's judgment the Premises cannot be restored as set forth above, then, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective as of the date of the damage.

     18.4 LANDLORD'S OBLIGATIONS. Landlord shall not be required to carry insurance of any kind on Tenant's property and shall not in the absence of Landlord's negligence or wrongful acts be required to repair any injury or damage thereto by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, ceilings, floor covering, office fixtures or any other improvements or property installed in the Premises by or at the direct or indirect expense of Tenant, and Tenant shall be required to restore or replace same in the event of damage and shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration. Notwithstanding anything to the contrary contained in this
Article 18, Landlord shall have the option not to repair, reconstruct or restore the Premises with respect to damage or destruction as described in this Article 18 occurring during the last twelve (12) months of the term of this Lease or any extension thereof, provided, however, that if Landlord exercises such option this Lease shall be terminated upon such exercise.

     18.5 WAIVER BY TENANT. It is expressly agreed that this Article 18 shall govern the rights of Landlord and Tenant in the event of damage and destruction and supersedes the provisions of any statutes with respect to any damage or destruction of the Premises.

19.  CONDEMNATION

     19.1 If all or a substantial part of the Premises, Building or Common Area is taken or appropriated for public or quasi-public use by the right of eminent domain or otherwise by a taking in the nature of inverse condemnation, with or without litigation, or is transferred by agreement in lieu thereof (any of the foregoing being referred to herein as a "taking"), either party hereto may, by written notice given to the other within thirty (30) days of receipt of notice of such taking, elect to terminate this Lease as of the date possession is transferred pursuant to the taking; provided, however, that before such party may terminate this Lease for a taking, such taking shall be of such an extent and nature as to economically frustrate its business therein, or to substantially handicap, impede or impair its use thereof. No award for any partial or entire taking shall be apportioned, and Tenant thereby assigns to Landlord any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that Tenant may file a separate claim for an award and nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant for the taking of personal property belonging to Tenant. In the event of a taking which does not result in a termination of this Lease, Rent and Expenses shall be equitably reduced to the extent Tenant's business in or use of the Premises is economically impaired as described above. No temporary taking of the Premises or any part of the Project shall terminate this Lease, or give Tenant any right to any abatement of Rent or Expenses hereunder, except that Rent and Expenses shall be equitably reduced as described above during that portion of any temporary taking. To the extent the provisions of this Article 19 conflict with California Code of Civil Procedure Section 1265.130 allowing either party to petition the court to terminate this Lease for a partial taking, the provisions of this
Article 19 shall govern.

20.  LIENS

     20.1 Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant, and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. Tenant shall give Landlord at least ten (10) business days' prior written notice of the expected date of commencement of work relating to alterations, improvements, or additions to the Premises and if requested by Landlord shall secure a completion and indemnity bond for said work, satisfactory to Landlord, in an amount at least equal to one and one-half (1 1/2) times the estimated cost of such work (however, so long as Veterinary Centers of America, Inc., a Delaware corporation, is Tenant hereunder, such bond shall not be required). Landlord shall have the right at all times to keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having any interest therein, against mechanic's and materialmen's liens. If any claim of lien is filed against the Premises or any part of the Project or any similar action affecting title to such property is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof. If Tenant fails, within twenty (20) days following the imposition of any lien, to cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all costs and expenses incurred by it in connection therewith (including reasonable attorneys' fees) shall be payable to Landlord by Tenant on demand, with interest at the Agreed Rate from the date of expenditure.

21.  DEFAULTS BY TENANT

     21.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

            21.1.1  The abandonment of the Premises by Tenant.

            21.1.2 The failure by Tenant to make any payment of Rent or Expenses or of any other sum required to be made by Tenant hereunder, within five (5) business days after written demand therefor (which notice shall serve as the notice required under Section 1161 of the California Code of Civil Procedure or any similar or superseding statute).

            21.1.3 The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, if such failure is not cured within thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion; provided, further, that violations by Tenant of the Rules and Regulations described in Article 36 which materially interfere with the rights of other tenants to the extent such tenant(s) could make a claim against Landlord or exercise any remedy under their lease or at law or which constitute a material nuisance or hazard to person or property shall be cured by Tenant within forty-eight
     (48) hours after written notice thereof from Landlord, failing which Landlord may (but need not) cure same, in which event Tenant shall pay Landlord, within ten (10) days after written notice thereof by Landlord, the amount expended by Landlord to effect such cure together with an administrative charge of fifteen percent (15%) of the amount thereof.

            21.1.4 The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60)
     days) or, the appointment of a trustee or receiver to take possession of, or the attachment, execution or other judicial seizure of, substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

            21.1.5  Intentionally Omitted.

     21.2 Any notice required or permitted by this Article 21 is intended to satisfy to the maximum extent possible any and all notice requirements imposed by law on Landlord. Landlord may serve a statutory notice to quit, a statutory notice to pay rent or quit, or a statutory notice of default, as the case may be, to effect the giving of any notice required by this Article 21.

22.  LANDLORD'S REMEDIES

     22.1 In the event of any material default or breach of this Lease by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any other right or remedy at law or in equity which Landlord may have (all remedies provided herein being non-exclusive and cumulative), do any one or more of the following:

            22.1.1 Maintain this Lease in full force and effect and recover the Rent, Expenses and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. If Landlord does not elect to terminate the Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon such conditions, and for such a term, as Landlord deems appropriate in its sole discretion and to do all acts necessary with regard thereto, without being deemed to have elected to terminate the Lease, including re-entering the Premises to make repairs or to maintain or modify the Premises, and removing all persons and property from the Premises, which property if removed may at Landlord's election be abandoned or stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Reletting may be for a period shorter or longer than the remaining term of this Lease, and for more or less rent, but Landlord shall have no obligation to relet at less than prevailing market rental rates. If reletting occurs, this Lease shall terminate automatically when the new tenant takes possession of the Premises and commences rent payment. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time thereafter may elect to terminate the Lease by virtue of any uncured default by Tenant. In the event of any such termination, Landlord shall be entitled to recover from Tenant any and all damages incurred by Landlord by reason of Tenant's default (including, without limitation, the damages described in Section 22.1.2 below), as well as all costs of reletting, including commissions, reasonable attorneys' fees, restoration or remodeling costs, and costs of advertising.

            22.1.2 Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including (without limitation) the following:
     (1) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award, of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus (4) any other amount, and court costs, necessary to compensate Landlord for all the detriment proximately caused by Tenant's default or which in the ordinary course of things would be likely to result therefrom (including, without limiting the generality of the foregoing, the amount of any commissions and/or finder's fee for a replacement tenant); plus (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) of this Section 22.1.2, the "worth at the time of award" is to be computed by allowing interest at the then maximum rate of interest allowable under law which could be charged Tenant by Landlord, and, as used in subparagraph (3) of this Section 22.1.2, the "worth at the time of award" is to be computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). The term "Rent", as used in this Article 22, shall be deemed to be and to mean all Rent, Expenses, parking fees and other monetary sums required to be paid by Tenant pursuant to this Lease or as defined in Section 4.1 hereof. For the purpose of determining the amount of "unpaid Rent which would have been earned after termination" or the "unpaid Rent for the balance of the term" (as referenced in subparagraphs
     (2) and (3) hereof), the amount of parking fees and Expenses shall be deemed to increase annually for the balance of the term by an amount equal to the average annual percentage increase in parking fees and Expenses during the three (3) calendar years preceding the year in which the Lease was terminated, or, if such termination shall occur prior to the expiration of the third calendar year occurring during the term of this Lease, then the amount of parking fees and Expenses shall be deemed to increase monthly for the balance of the term by an amount equal to the average monthly percentage increase in parking fees and Expenses during all of the calendar months preceding the month in which the Lease was terminated.

            22.1.3 Collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that neither the filing of a petition for the appointment of a receiver for Tenant nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

            22.1.4 Proceed to cure the default at Tenant's sole cost and expense, without waiving or releasing Tenant from any obligation hereunder. If at any time Landlord pays any sum or incurs any expense as a result of or in connection with curing any default of Tenant (including any administrative fees provided for herein and reasonable attorneys' fees), the amount thereof shall be immediately due as of the date of such expenditure and, together with interest at the Agreed Rate from the date of such expenditures, shall be paid by Tenant to Landlord immediately upon demand, and Tenant hereby covenants to pay any and all such sums.

            22.1.5 If Tenant is not occupying the Premises, retain possession of all of Tenant's fixtures, furniture, equipment, improvements, additions and other personal property left in the Premises or, at

     Landlord's option, at any time, to require Tenant to forthwith remove same, and if not so removed to deem them abandoned and dispose of same.

            22.1.6 ADDITIONAL REMEDIES. Upon the occurrence of any of the events specified in Section 21.1.4 or Section 21.1.5, if Landlord shall elect not to exercise, or by law shall not be able to exercise. its right hereunder to terminate this Lease, then, in addition to any other rights or remedies of Landlord under this Lease or provided by law: (i) [intentionally omitted]; and (ii) neither Tenant, as debtor in possession, nor any trustee or other person (collectively, the "Assuming Tenant") shall be entitled to assume this Lease, unless on or before the date of such assumption, the Assuming Tenant (A) cures, or provides adequate assurance that such Assuming Tenant will promptly cure, any existing default under this Lease; (B) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any loss (including, without limitation, reasonable attorneys' fees and disbursements, including on appeal and in connection with any bankruptcy) resulting from such default; and (C) provides adequate assurance of future performance under this Lease Tenant covenants and agrees that, for such purposes (i) any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction acceptable to Landlord of any non-monetary default; (ii) any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by other method acceptable to Landlord; and (iii) "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or other method acceptable to Landlord. Provided, further, upon the occurrence of any of the events specified in Section
     21.1.4 prior to the date fixed as the Commencement Date (whether or not such default is cured within the time period, if any, provided in such Article), this Lease shall inso facto be canceled and terminated. In such event, (i) neither Tenant nor any person claiming through or under Tenant, or by virtue of any statute or order of any Court, shall be entitled to possession of the Premises; and (ii) in addition to such other rights and remedies provided in this Article 22, Landlord may retain as damages any Rent, Security Deposit (if any) or monies received from Tenant or others on account of Tenant. The foregoing is a material consideration to Landlord for the execution of this Lease.

     22.2 All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and, except as otherwise expressly permitted in this Lease, without any offset to or abatement of Rent or Expenses.

23.  DEFAULTS BY LANDLORD

     23.1 Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the thirty (30)-day period and thereafter diligently prosecutes such cure to completion. Tenant agrees to give any Mortgagee a copy, by certified mail, of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgage. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then any such Mortgagee shall have an additional forty-five (45) days within which to have the right, but not the obligation, to cure such default on the part of the Landlord or if such default cannot be cured within that time. then such additional time as may be necessary if within that forty-five (45) days the Mortgagee has commenced and is pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lease shall not be terminated while such remedies are being so pursued. If Tenant recovers any judgment against Landlord for a default by Landlord of this Lease, the judgment shall be satisfied only out of the interest of Landlord in the Project and neither Landlord nor any of its partners, shareholders, officers, directors, employees or agents shall be personally liable for any such default or for any deficiency.

24.  COSTS OF SUIT

     24.1 If either party brings action for relief against the other, declaratory or otherwise. arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party its costs incurred in connection with and in preparation for said action, including its reasonable attorneys' fees. If Landlord, without fault on Landlord's part, is made a party to any action instituted by Tenant against a third party or by a third party against Tenant or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person, or otherwise arising out of or resulting from any act or omission of Tenant or of any such other person, Tenant shall at its cost and at Landlord's option defend Landlord therefrom and further, except to the extent Landlord is found separately liable for its own negligence or wrongful acts, indemnify and hold Landlord harmless from any judgment rendered in connection therewith and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such action.

25.  SURRENDER OF PREMISES; HOLDING OVER

     25.1 SURRENDER. On expiration or termination of this Lease, Tenant shall surrender to Landlord the Premises, and all Tenant's improvements thereto and alterations thereof, broom clean and in good condition (except for ordinary wear and tear, destruction to the Premises covered by Article 18 of this Lease, and for alterations that Tenant has the right to remove or is obligated to remove, so long as Tenant repairs any damage to the Premises under the provisions of this Article 25 or Article 15), and shall remove all of its personal property including any signs, notices and displays. Tenant shall perform all restoration made necessary by the removal of any such improvements or alterations or personal property, prior to the expiration of the Lease term. If any such removal would damage the Building structure, Tenant shall give Landlord prior written notice thereof and Landlord may elect to make such removal at Tenant's expense or otherwise to require Tenant to post security for such restoration. Landlord may retain or dispose of in any manner any such improvements or alterations or personal property that Tenant does not remove from the Premises on expiration or termination of the term as allowed or required by this Lease and title to any such improvements or alterations or personal property that Landlord so elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for any damage or loss to Tenant arising out of Landlord's retention or disposition of any such improvements, alterations or personal property and shall be liable to Landlord for Landlord's costs of storing, removing and disposing of any such improvements, alterations or personal property which Tenant fails to remove from the Premises. Tenant shall indemnify, defend and hold Landlord harmless from all damages, loss, cost and expense (including reasonable attorneys' fees) arising out of or in connection with Tenant's failure to surrender the Premises in accordance with this Section 25.1.

     25.2 HOLDING OVER. It Tenant holds over after the term hereof, such tenancy shall be at sufferance only, and not a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a rental in the amount of one hundred fifty percent (150%) of the Rent in effect as of the last month of the term hereof and at the time specified in this Lease, and such tenancy shall be subject to every other term, covenant and agreement contained herein other than any provisions for rent concessions, any obligation of Landlord to undertake any work of improvement upon the Premises or optional rights of Tenant requiring Tenant to exercise same by written notice (such as options to extend the term of the Lease). The foregoing shall not, however, be construed as a consent by Landlord to any holding over by Tenant and Landlord reserves the right to require Tenant to surrender possession of the Premises upon expiration or termination of this Lease.

26.  SURRENDER OF LEASE

     26.1 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger. Such surrender or cancellation shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies. The delivery of keys to the Premises to Landlord or its agent shall not, of itself, constitute a surrender and termination of this Lease.

27.  TRANSFER OF LANDLORD'S INTEREST

     27.1 If Landlord sells or transfers its interest in the Premises (other than a transfer for security purposes) Landlord shall be released from all obligations and liabilities accruing thereafter under this Lease, if Landlord's successor has assumed in writing Landlord's obligations under this Lease. Any Security Deposit, prepaid Rent or other funds of Tenant in the hands of Landlord at the time of transfer shall be delivered to such successor and Tenant agrees to attorn to the purchaser or assignee, provided all Landlord's obligations hereunder are assumed in writing by such successor. Notwithstanding the foregoing, Landlord's successor shall not be liable to Tenant for any such funds of Tenant which Landlord does not deliver to the successor.

28.  ASSIGNMENT AND SUBLETTING

     28.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not sell, assign, mortgage, pledge, hypothecate or encumber this Lease (any such act being referred to herein as an "assignment"), and shall not sublet the Premises or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and any attempt to do so without such consent shall be voidable by Landlord and, at Landlord's election, shall constitute a material default under this Lease.

     28.2 TENANT'S APPLICATION. If Tenant desires at any time to assign this Lease (which assignment shall in no event be for less than its entire interest in this Lease) or to sublet the Premises or any portion thereof and such transaction requires Landlord's consent pursuant to the provisions of this
Article 28, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the transaction ("Proposed Effective Date"), in writing, a notice of intent to assign or sublease, setting forth: (i) the Proposed Effective Date, which shall be no less than thirty (30) nor more than ninety (90) days after the sending of such notice; (ii) the name of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; and (iv) a description of the terms and provisions of the proposed sublease or assignment. Such notice shall be accompanied by (i) such financial information as Landlord may request concerning the proposed subtenant or assignee, including recent financial statements and bank references; (ii) evidence satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the affected portion of the Premises for the entire term of the sublease or assignment agreement; (iii) a conformed or photostatic copy of the proposed sublease or assignment agreement; and (iv) any fee required under Section 28.9. During the time that Landlord has in which to exercise the options available to Landlord upon the giving of such notice, as hereinafter described, Tenant shall not sublet all or any part (of the Premises nor assign all or any part of this Lease.

     28.3 LANDLORD'S OPTION TO RECAPTURE PREMISES. If Tenant proposes to sublease all or part of the Premises for the balance of the Lease term, Landlord may, at its option upon written notice to Tenant given within thirty (30) days after its receipt of the above-described notice from Tenant, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. In the event a portion only of the Premises is recaptured, the Rental payable under this Lease, the Security Deposit, and Tenant's Share shall be proportionately reduced based on the rentable square footage retained by Tenant and the rentable square footage leased by Tenant hereunder immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment of this Lease in accordance therewith. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to separate the space retained by Tenant from the space recaptured by Landlord; provided, however, that said partitions need only be finished in Building Standard condition. Landlord may, at its option, lease the recaptured portion of the Premises to the proposed subtenant without liability to Tenant. If Landlord does not elect to recapture pursuant to this
Section 28.3, Tenant may thereafter enter into a valid sublease with respect to the Premises, provided Landlord, pursuant to this Article 28, consents thereto, and provided further that (i) the sublease is executed within ninety (90) days after notification to Landlord of such proposal, and (ii) the rental therefor is not less than that stated in such notification. Any termination as provided in this Section 28.3 shall be subject to the written consent of any Mortgagee of Landlord. The effective date of any such termination shall be the Proposed Effective Date so long as Tenant has complied with the provisions of Section
28.2 above, and otherwise shall be as specified in Landlord's notice of termination.

     28.4 APPROVAL/DISAPPROVAL STANDARDS. In the event that Tenant complies with the provisions of Section 28.2, and Landlord does not exercise an option provided to Landlord under Section 28.3, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld. In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider any reasonable factor. Without limiting what may be construed as a reasonable factor, it is hereby agreed that any one of the following factors will be reasonable grounds for disapproval of a proposed assignment or sublease:

            28.4.1    Tenant has not complied with the requirements set forth in
     Section 28.2 above;

            28.4.2 The proposed assignee or subtenant does not have sufficient financial worth, considering the responsibility involved;

            28.4.3 The proposed assignee or subtenant does not, in Landlord's reasonable judgment, have a good reputation as a tenant of property;

            28.4.4 Landlord has had prior negative leasing experience with the proposed assignee or subtenant;

            28.4.5 The use of the Premises by the proposed assignee or subtenant will not be identical to the use permitted by this Lease;

            28.4.6 In Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business, and the Premises, or the relevant part thereof, will be used in a manner, that is not in keeping with the then current standards of the Building, or that will violate any restrictive or exclusive covenant as to use contained in any other lease of space in the Building or the Project;

            28.4.7 The use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

            28.4.8    Intentionally Omitted;

            28.4.9 The proposed assignee or subtenant is a person from whom Landlord has received a signed letter of intent to lease space in the Building or the Project; or,

            28.4.10   Intentionally Omitted;

            28.4.11 The proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 28.

            28.4.12   Intentionally Omitted.

     28.5 APPROVAL/DISAPPROVAL PROCEDURE. Landlord shall approve or disapprove the proposed assignment or sublease by written notice to Tenant. If Landlord shall exercise any option to recapture the Premises as herein provided, or denies a request for consent to a proposed sublease or assignment, Landlord shall not be liable to the proposed assignee or subtenant, or to any broker or other person claiming a commission or similar compensation in connection with the proposed assignment or sublease. If Landlord approves the proposed assignment or sublease, Tenant shall, prior to the Proposed Effective Date, submit to Landlord all executed originals of the assignment or sublease agreement and, in the event of a sublease, Landlord's customary and reasonable consent to subletting form executed by Tenant and sublessee for execution by Landlord. Provided such assignment or sublease agreement is in accordance with the terms approved by Landlord, Landlord shall execute each original as described above and shall retain two originals for its file and return the others to Tenant. No purported assignment or sublease shall be deemed effective as against Landlord and no proposed assignee or subtenant shall take occupancy unless such document is delivered to Landlord in accordance with the foregoing.

     28.6 REQUIRED PROVISIONS. Any and all assignment or sublease agreements shall (i) contain such terms as are described in Tenant's notice under Section
28.2 above or as otherwise agreed by Landlord; (ii) prohibit further assignments or subleases, (iii) impose the same obligations and conditions on the assignee or sublessee as are imposed on Tenant by this Lease except as to Rent and term or a,a otherwise agreed by Landlord; (iv) be expressly subject and subordinate to each and every provision of this Lease, (v) have a term that expires on or before the expiration of the term of this Lease; (vi) provide that if Landlord succeeds to sublessor's position, Landlord shall not be liable to sublessee for advance rental payments, deposits or other payments which have not been actually delivered to Landlord by the sublessor, and (vii) provide that Tenant and/or the assignee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the assignment or sublease. Any and all sublease agreements shall also provide that in the event of termination, re-entry, or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of the sublease, except that Landlord shall not: (i) be liable for any previous act or omission of Tenant under the sublease; (ii) be subject to any offset not expressly provided in the sublease, that theretofore accrued to the subtenant against Tenant; or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's fixed rent or any additional rent then due.

     28.7 PAYMENT OF ADDITIONAL RENT UPON ASSIGNMENT OR SUBLEASE. If Landlord shall give its consent to any assignment of this Lease or to any sublease of the Premises, Tenant shall, in consideration therefor, pay to Landlord, as additional Rent:

            28.7.1 In the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment (including, without limiting the generality of the foregoing, all sums paid for the sale of Tenant's leasehold improvements); and

            28.7.2 In the case of a sublease, fifty percent (50%) of any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant (including, without limiting the generality of the foregoing, all sums paid for the sale or rental of Tenant's leasehold improvements, but excluding reasonable lease concessions granted by Tenant to its subtenant, the cost of tenant improvements made by Tenant for its subtenant, reasonable and customary lease commissions) and sums paid to Landlord pursuant to Section 28.9 hereof, that are in excess of the Rent and Tenant's Share of Expenses and all other costs to Tenant accruing during the term of the sublease in respect of the subleased space and for parking hereunder pursuant to the terms hereof.

     28.8 The sums payable under Section 28.7.1 above shall be paid to Landlord as and when paid to Tenant. The sums payable under Section 28.7.2 above shall be paid to Landlord as and when payable by the sublessee to Tenant, after the permitted cost exclusions have been recouped. Within fifteen (15) days after written request therefor by Landlord, Tenant shall at any time and from time to time furnish evidence to Landlord of the amount of all such sums or other consideration received or expected to be received.

     28.9 FEES FOR REVIEW. Simultaneously with the giving of the notice described in Section 28.2 above, Tenant shall pay to Landlord or Landlord's designee a non-refundable fee in the amount of Three Hundred Dollars ($300.00) as reimbursement for expenses incurred by Landlord in connection with reviewing each such transaction.

     28.10 NO RELEASE OF TENANT. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subletting, including Tenant's obligation to obtain Landlord's express prior written consent to any other assignment or subletting. In no event shall any permitted subtenant assign its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, except upon compliance with, and subject to the provisions of this Article 28. The acceptance by Landlord of payment from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent assignment or sublease, or to be a release of Tenant from any obligation under this Lease.

     28.11 ASSUMPTION OF OBLIGATIONS. Each assignee of Tenant shall assume the obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless the assignee or Tenant delivers to Landlord a counterpart of the instrument of assignment in recordable form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, and consistent with the requirements of this Article 28. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any sublessee, it being the obligation of Tenant to administer the terms of its subleases.

     28.12 CORPORATE OR PARTNERSHIP TRANSFERS. If the Tenant is a privately held corporation, or is an unincorporated association or partnership, the cumulative or aggregate transfer, assignment or hypothecation of fifty percent (50%) or more of the total stock or interest in such corporation, association or partnership shall be deemed an assignment or sublease within the meaning end provisions of this Article. If Tenant and so long as Tenant is a publicly-traded corporation (i.e., if shares of Tenant are held or traded pursuant to the Securities Act of 1933, as amended, on a national stock exchange) then such trading of shares shall not constitute an assignment, subletting or other transfer under the provisions of this Article 28. This Article shall, however, not apply to assignments or subleases to a corporation (i) into or with which Tenant is merged or consolidated; (ii) to which substantially all of Tenant's assets are transferred, or (iii) that controls, is controlled by, or is under common control with Tenant, provided that, in any of such events:

          28.12.1 The successor of Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (b) the net worth of Tenant herein named on the date of this Lease;

          28.12.2 Proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of such transaction;

          28.12.3 Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord promptly upon the assignment or sublease, all the obligations of Tenant under this Lease;

          28.12.4 Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease; and

          28.12.5   Intentionally Omitted.

     28.13 INVOLUNTARY ASSIGNMENT. No interest of Tenant in this Lease shall be assignable by operation of law (including without limitation, the transfer of this Lease by testacy or intestacy, or in any bankruptcy or insolvency proceeding). Each of the following acts shall be considered an involuntary assignment: (i) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under any bankruptcy law in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other such person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) If a writ of attachment or execution is levied on this Lease; (iii) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises; or (iv) there is any assumption, assignment, sublease or other transfer under or pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq. (hereinafter referred to as the "Bankruptcy Code"). An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. If Landlord shall elect not to exercise its right hereunder to terminate this Lease in the event of an involuntary assignment, then, in addition to any other rights or remedies of Landlord under this Lease or provided by law, the provisions of Sections 28.3, 28.6, 28.7, 28.9, 28.10, and 28.14 shall apply to any such involuntary assignment. Such sums, if any, payable pursuant to the referenced Sections shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Such sums which are not paid or delivered to Landlord shall be held in trust for the benefit of Landlord, and shall be promptly paid or turned over to Landlord upon demand. Any person or entity to which this Lease is assigned pursuant to the provisions of said Code shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver such instruments and documents reasonably requested by Landlord confirming such assumption.

     28.14  Intentionally Omitted.

29.  ATTORNMENT

     29.1 If any proceeding is brought for default under any ground or underlying lease to which this Lease is subject, or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the successor upon any such foreclosure or sale and shall recognize that successor as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and agrees in writing that so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof, and, if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining).

30.  SUBORDINATION

     30.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) all ground or underlying leases which may now exist or hereafter be executed affecting the Premises, and (ii) the lien of any first mortgage or first deed of trust which may now exist or hereafter be executed in any amount for which the Premises, such ground or underlying leases, or Landlord's interest or estate in any of them, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground or underlying leases or any such liens to this Lease. If any ground or underlying lease terminates for any reason, Tenant shall, notwithstanding any subordination, attorn to and become tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any documents evidencing the priority or subordination of this Lease with respect to any such ground or underlying leases or the lien of any such first mortgage, or first deed of trust, and specifically to execute, acknowledge and deliver to Landlord from time to time within ten (10) days after written request to do so a subordination of lease, or a subordination of deed of trust, in substantially the form set forth in Exhibit D or Exhibit D-l, respectively, attached hereto, or such other
         ---------    -----------
form as may be customarily
required by any Mortgagee of Landlord, and failure of Tenant to do so shall be a material default hereunder. Notwithstanding anything to the contrary contained herein, Tenant's obligation to subordinate its rights hereunder shall be conditioned upon Tenant receiving from such party seeking such superior position an agreement that so long as Tenant pays all rents due under this Lease and otherwise complies with the terms hereof, Tenant's occupancy hereunder shall not be disturbed.

31.  ESTOPPEL CERTIFICATE

     31.1 Tenant shall from time to time within ten (10) days after prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in the form set forth in Exhibit E attached hereto, or such
                                              ---------
other form as may be customarily and reasonably required by Landlord's Mortgagee, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such defaults if they are claimed); and (iii) containing such other matters as are reasonably set forth in such form. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one (1) month's Rent has been paid in advance.

32.  BUILDING OCCUPANCY PLANNING

     32.1 Notwithstanding any contrary provision of this Lease, if Landlord requires the Premises for use in conjunction with another suite or for other reasons related to Landlord's occupancy plans for the Building, then upon at least thirty (30) days' prior written notice to Tenant, Landlord shall have the right to move Tenant to other space in the Project, and thereupon such other space shall be deemed to be the Premises covered by this Lease. The expense of moving Tenant, its property and equipment to the substituted space and of improving same to a condition similar to the then current condition of the Premises shall be borne by Landlord. If the substituted space is smaller or larger than the Premises the Basic Rent, Security Deposit and Tenant's Share specified in this Lease shall be adjusted proportionately, and Landlord and Tenant shall execute an amendment to this Lease in accordance therewith. However, if the substituted space does not meet with Tenant's approval, Tenant may cancel this Lease upon thirty (30) days' prior written notice to Landlord, given within ten (10) days after Tenant's receipt of Landlord's notice referred to above.

33.  QUIET ENJOYMENT

     33.1 So long as Tenant pays all Rent and other sums due under this Lease, performs its covenants and obligations under this Lease and recognizes any successor to Landlord in accordance with the terms of this Lease, Tenant shall lawfully and quietly have, hold and enjoy the Premises without hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, subject, however, to all the provisions of this Lease.

34.  WAIVER OF REDEMPTION BY TENANT

     34.1 Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

35.  WAIVER OF LANDLORD, TENANT'S PROPERTY

     35.1 Landlord shall, within thirty (30) days after written request from Tenant, execute and deliver to Tenant any statement in form reasonably acceptable to Landlord as may be required by any supplier, lessor, installment seller or chattel mortgagee in connection with the installation in the Premises of any personal property or trade fixtures of Tenant, pursuant to which Landlord shall agree to waive any rights it may have or may acquire with respect to any such property, provided in all cases that such supplier, lessor, installment seller or chattel mortgagee expressly agrees in writing that: (i) It will remove at its sole cost and expense all such property from the Premises upon the expiration or termination of the Lease and if it fails to do so within ten (10) days after written request from Landlord it shall be deemed to have waived any and all rights it may have had to such property; (ii) Prior to making any such removal it will advise Landlord in writing of the date and time of such removal and will at the time of such removal, allow a representative of Landlord to be present; (iii) It will promptly and diligently and at its sole cost and expense repair any and all damage to the Premises attributable to such removal and shall restore the Premises to substantially the same condition it was in prior to such removal; (iv) It will cause a performance and completion bond, satisfactory to Landlord, to be furnished to Landlord with regard to the work of such removal, repair and restoration or will use a contractor reasonably acceptable to Landlord; (v) It will promptly pay Landlord any costs and expenses incurred by Landlord in connection with the enforcement of Landlord's rights hereunder, including attorneys' fees, and will indemnify and hold Landlord harmless against any and all claims, loss, cost or expense arising out of or in connection with such removal, repair and restoration; (vi) It will pay Landlord interest on any outstanding amounts payable by it to Landlord at the "Agreed Rate" (as hereinafter defined); (vii) It will not record such statement without Landlord's prior written consent which Landlord may withhold in its sole discretion and
(viii) It will not assign its rights or delegate its duties under such statement without Landlord's prior written consent.

36.  RULES AND REGULATIONS

     36.1   The Rules and Regulations attached hereto as Exhibit F are expressly
                                                         ---------
made a part hereof. Tenant agrees to comply with such Rules and Regulations and any reasonable and nondiscriminatory amendments, modifications or additions thereto as may hereafter be adopted and published by notice to tenants in the Building, and to cause its agents, contractors and employees to comply therewith, and agrees that the violation of any of them shall constitute a default by Tenant under this Lease. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall use reasonable efforts to enforce the Rules and Regulations against all tenants of the Project; however, Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building or of the Project of any of the Rules and Regulations.

37.  NOTICES

     37.1 Any notice, demand or communication required or permitted to be given hereunder to Landlord by Tenant shall be personally served or deposited in the United States mails, duly registered or certified with postage fully prepaid thereon, addressed to Landlord at Landlord's address as set forth in Section 1.9 hereof, or to such other address or such other parties as Landlord may from time to time designate. Any notice, demand or communication required or permitted to be given hereunder to Tenant by Landlord may be mailed as above stated to Tenant's address as set forth in Section 1.10 hereof or delivered personally to Tenant at the address of the Premises. Either party may by written notice similarly given designate a different address for notice purposes, except that Landlord may in any event use the Premises as Tenant's address for notice purposes. Notice shall be effective when mailed or delivered as above specified.

38.  WAIVER

     38.1 No delay or omission in the exercise of any right or remedy of Landlord or Tenant for any default by the other shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent payments shall not constitute a waiver of any other default, and shall not constitute a waiver of timely payment of the particular payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only an express notice to such effect from Landlord to Tenant shall constitute acceptance of the surrender of the Premises sufficient to terminate this Lease Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not constitute a consent or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

39.  MISCELLANEOUS

     39.1 EXECUTION BY LANDLORD. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or an option for, the Premises. This document becomes effective and binding only upon execution by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.

     39.2 LANDLORD AND TENANT. As used in this Lease, the words "Landlord" and "Tenant" include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If them is more than one person or entity constituting Landlord or Tenant, the obligations imposed hereunder upon Landlord or Tenant are joint and several. If Tenant consists of a husband and wife, the obligations of Tenant hereunder extend individually to the sole and separate property of each of them as well as to their community property. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership of the Premises.

     39.3 BROKERS. Tenant shall hold Landlord harmless from all damages (including reasonable attorneys' fees and costs) resulting from any claims that may be asserted against Landlord by any broker, finder, or other person with whom Tenant has or purportedly has dealt, except as set forth at Section 1.11.

     39.4 SIGNS. Tenant shall not place or permit to be placed in or upon the Premises, where visible from outside the Premises, or outside the Premises on any part of the Building or Project, any signs, notices, drapes, shutters, blinds, or displays of any type, without the prior written consent of Landlord. Landlord reserves the right in its sole discretion to place and locate on the roof or exterior of the Building, and in any area of the Project not leased to Tenant, any signs, notices, displays and similar items as Landlord deems appropriate.

     39.5 NAME OF BUILDING. Tenant shall not use the name of the Building or the Project for any purpose other than the address of the business to be conducted by Tenant in the Premises. Tenant shall not use any picture of the Building or the Project in its advertising, stationery or in any manner so as to imply that the entire Building is leased by Tenant. Landlord expressly reserves the right at any time to change the name of the Building or Project without in any manner being liable to Tenant therefor.

     39.6 PARKING. The provisions of this Section 39.6 are subject to the provisions of that certain Parking License Agreement of even date herewith ("License") by and between Landlord, as "Licensor" thereunder, and Tenant, as Licensee thereunder. During the term of this Lease, Tenant shall only be entitled to such use of parking spaces in the parking areas located in the Project as shall be confirmed in writing by the parties, and absent any written agreement to the contrary, parking for Tenant and its employees, agents, customers, invitees and licensees shall be on a first-come, first-served basis, at rates and upon other terms and conditions as may be established from time to time by Landlord or Landlord's operator of the parking areas. Parking rates may be hourly, weekly or monthly, or such other rate system as Landlord deems advisable, and Tenant acknowledges that its employees shall not be entitled to park in such parking areas located in and about the Building which are from time to time be designated for visitors of the Building. Landlord may also designate areas for assigned, reserved or employee parking either within the parking areas located in and about the Building, or in other areas reasonably close thereto. Landlord shall have the right to change any such designated parking areas from time to time. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the suitability of the parking areas for the conduct of Tenant's business.

     39.7   INTENTIONALLY OMITTED.

     39.8 APPROVAL OF LANDLORD'S MORTGAGEE. Tenant acknowledges that this Lease is subject to the approval of Landlord's Mortgagee, and Tenant agrees to make such reasonable modifications to this Lease as may be ordinarily and customarily requested by Landlord's Mortgagee, so long as such modifications shall not affect the Rent payable hereunder, increase Tenant's obligations hereunder, or otherwise adversely affect Tenant in any material way.

     39.9 NONRECORDABILITY OF LEASE. Tenant agrees that in no event shall this Lease or a memorandum hereof be recorded without Landlord's express prior written consent.

     39.10 MATTERS OF RECORD. This Lease and Tenant's rights hereunder are subject and subordinate in all respects to matters affecting Landlord's title recorded in the official records of the county recorder's office for the county in which the Project is located prior or subsequent to the date of execution of this Lease, and is expressly subject and subordinate to the following:
Declaration of Restrictions dated September 15, 1978, and recorded on October 2, 1978, as Document No 78-1093326 in the Official Records of Los Angeles County, State of California, as amended, and Reciprocal Parking Agreement dated January 3, 1979, and recorded on January 19, 1979, as Document No. 79-86214 in the Official Records of Los Angeles County, State of California, as amended. Tenant agrees that as to its leasehold estate it, and all persons in possession or holding under it, will conform with and will not violate any such covenants, conditions and restrictions, or other matters of record.

     39.11 SEVERABILITY. If any provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and every other term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     39.12 CONSTRUCTION. All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease shall be used to interpret this Lease.

     39.13 INTEREST. Except as expressly provided otherwise in this Lease, any amount due to Landlord which is not paid when due shall bear interest from the date due at the prime commercial rate of interest charged from time to time by Citibank N.A. plus two percent (2%) per annum, but not to exceed the maximum rate of interest allowable under the law (the "Agreed Rate"). Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     39.14 BINDING EFFECT; CHOICE OF LAW. Except as expressly provided otherwise in this Lease, all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

     39.15 VENUE. Landlord and Tenant agree that the venue for any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease or Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto shall be in the City of Santa Monica and County of Los Angeles, in the State of California.

     39.16 TIME; RIGHTS CUMULATIVE. Time is of the essence of this Lease and each and every provision hereof, except as may be expressly provided otherwise. All rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

     39.17 INABILITY TO PERFORM. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of force majeure, strike, labor troubles, acts of God, acts of government, unavailability of materials or labor, or any other cause beyond the control of Landlord.

     39.18 CORPORATE AUTHORITY. Upon execution of this Lease, and documents ancillary thereto, and delivery thereof to Landlord, Tenant shall provide Landlord with either an incumbency statement or a copy of a Corporate Resolution duly certified (in original) by the secretary of the corporation.

     39.19 PARTNERSHIP AUTHORITY. If Tenant is a partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant represents that this Lease is binding on Tenant. Furthermore, Tenant agrees that the execution of any written consent hereunder, or of any written modification or termination of this Lease, by any general partner of Tenant or any other authorized agent of Tenant, shall be binding on Tenant.

     39.20 SUBMITTAL OF FINANCIAL STATEMENT. At any time and from time to time during the term of this Lease (but in no event more often than once in any calendar year), within fifteen (15) days after request therefor by Landlord, Tenant shall supply to Landlord and/or any Mortgagee a current financial statement or such other financial information as may be required by any such party; however, so long as Tenant is a publicly-traded corporation, Tenant may provide the most recent annual or quarterly report in lieu of the foregoing.

     39.21 RIDERS. Clauses, plats, addenda, and riders, if any, that are signed by Landlord and Tenant and affixed to this Lease, are a part hereof.

40.  INTENTIONALLY OMITTED

41.  INTENTIONALLY OMITTED

42.  INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS

     42.1 This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, negotiations, brochures, arrangements, or understanding pertaining to any such matter shall be effective for any purpose unless expressed herein. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

43.  OPTION TO EXTEND TERM

     43.1   GRANT OF OPTION TO EXTEND TERM. Landlord hereby grants Tenant one
(1) option ("Option to Extend Term") to extend the initial Lease term ("Initial Term") in accordance with the terms of this Article 43.

     43.2 OPTION TERM. The Option to Extend Term shall extend the term of the Lease for an additional thirty-six (36) months ("Extended Term") commencing upon the expiration of the Initial Term.

     43.3 TERM. If Tenant exercises the Option to Extend Term, then all of the terms contained in this Lease shall continue in full force and effect during the Extended Term, except with respect to the following:

            43.3.1 CALCULATION OF BASIC RENT. Basic Rent for the Extended Term shall be adjusted on the first day of the Extended Term to the then Fair Market Rental Value of the Premises, including escalations, but in no event less than the Basic Rent payable immediately preceding the Extended Term. The term "Fair Market Rental Value of the Premises' shall be Landlord's good faith calculation of the then prevailing fair market rental rate for the Premises as of the commencement of the Extended Term.

            43.3.2 NO FURTHER EXTENSIONS. Tenant shall have no further right to extend the term of this Lease whether pursuant to the provisions of this
     Article 43 or otherwise.

     43.4 NOTICE TO EXTEND TERM. The Option to Extend shall be exercised, if at all, only by written notice ("Notice to Extend Term") delivered by Tenant to Landlord at-least six (6) months, but not more than twelve (12) months, prior to the expiration of the Initial Term. If Tenant does not deliver the Notice to Extend Term within the time period set forth herein, the Option to Extend Term shall lapse and Tenant shall have no right to extend the Lease term.

     43.5 EXTENSION RENTAL NOTICE. Within a reasonable period of time after Landlord's receipt of the Notice to Extend Term, Landlord shall provide Tenant written notice setting forth the Fair Market Rental Value of the Premises for the Extended Term ("Extension Rental Notice"). Within twenty (20) days following the date Landlord delivers the Extension Rental Notice to Tenant, Tenant shall, by written notice delivered to Landlord either (a) accept the Fair Market Rental Value of the Premises as stated in the Extension Rental Notice ("Notice of Acceptance") or (b) reject the Fair Market Rental Value of the Premises as stated in the Extension Rental Notice ("Notice of Rejection").

     43.6 EFFECT OF NOTICES. If Tenant delivers the Notice of Acceptance in the manner and within the time frames herein provided, this Lease shall be deemed extended at the Basic Rent and upon the terms specified in this Article 43 without the need for any further notice or documentation. If Tenant does not deliver to Landlord either the Notice of Acceptance or the Notice of Rejection within the said twenty (20)-day period, the same shall constitute Tenant's Notice of Rejection. If Tenant delivers or is deemed to have delivered the Notice of Rejection to Landlord within the said twenty (20)-day period, then this Lease shall expire upon the expiration date of the Initial Term, unless terminated earlier in accordance with the provisions of this Lease. The Notice of Acceptance or Notice of Rejection, as the case may be, shall be irrevocable, and shall be binding upon both Landlord and Tenant without the need for any further documentation.

     43.7 DOCUMENTATION. If, within thirty (30) days following Landlord's receipt of the Notice of Acceptance, either party shall request that both parties enter into an amendment documenting the Extended Term and Basic Rent during the Extended Term, then Landlord shall prepare an amendment to this Lease setting forth the Extended Term and Basic Rent for the Extended Term pursuant to this Article 43 ("Extended Term

Amendment"). The Extended Term Amendment shall be submitted to Tenant for execution and Tenant shall have thirty (30) days following receipt thereof from Landlord in which to execute and deliver the Extended Term Amendment to Landlord and Landlord shall have thirty (30) days after receipt of the same in which to execute the Extended Term Amendment and to deliver one fully-executed copy to Tenant. The failure of either or both Landlord or Tenant to execute the Extended Term Amendment shall not have the effect of nullifying Tenant's Notice of Acceptance, and the Lease shall nevertheless be extended for the Extended Term as herein provided.

     43.8 PERSONAL OPTION. The Option to Extend Term is personal to Tenant named at page 1 of this Lease. If Tenant assigns, mortgages, pledges, hypothecates or encumbers this Lease or its interest in the Premises or sublets all or any portion of the Premises ("Assigns" or "Assign" for purposes of this Article 43 only) prior to the exercise of the Option to Extend Term, then the Option to Extend Term shall lapse. If Tenant Assigns any interest of Tenant in the Lease or the Premises to an entity after the exercise of the Option to Extend Term, but prior to the commencement of the Extended Term, the Option to Extend Term shall lapse and this Lease shall expire as if the Option to Extend Term had not been exercised, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord's sole discretion).

     43.9 ADDITIONAL CONDITIONS. The Option to Extend Term shall be exercisable by Tenant on the express conditions that at the time of the exercise of the Option to Extend Term and upon the date of, the commencement of the Extended Term, Tenant shall not be in default under any of the provisions of this Lease, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord's sole discretion). The Option granted herein is subject to any existing or prior rights of expansion, extension, renewal, negotiation, offer and other rights and options which third parties may have for the Premises.

44.  NON-DISTURBANCE AGREEMENT

     44.1 NON-DISTURBANCE AGREEMENT. Landlord shall use commercially reasonable efforts to obtain for the benefit of Tenant a non-disturbance agreement from Landlord's Mortgagee, within thirty (30) days after the later to occur of (a) the date of this Lease or (b) the date Tenant submits to Landlord a properly executed and acknowledged non-disturbance agreement. If Tenant should not provide Landlord with a non-disturbance agreement properly executed and acknowledged in the form submitted by Landlord to Tenant within thirty (30) days after Tenant has received the same from Landlord, the same shall constitute Tenant's waiver of the rights and benefits of this Article 44 and Landlord shall have no further obligations hereunder.

45.  HAZARDOUS MATERIALS

     45.1 As used in this Lease, the term "Hazardous Material" means any material, substance, or waste defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "hazardous substances" or "toxic substances" under any present or future federal, state, or local laws or regulations, or whose presence, use, storage, handling, or disposal is the subject of regulation under any present or future federal, state, or local laws or regulations the purpose of which is to protect human health or the environment. The term "Hazardous Material" includes, without limitation, crude oil and any fraction thereof, including petroleum products, and asbestos, PCBs, and any other substances that are known or subsequently found to have adverse affects on human health or the environment.

     45.2 Landlord represents that to its actual knowledge without investigation, (i) no Hazardous Material is located in, on, or under the Premises, or is in use on the Premises, other than those Hazardous Materials commonly used in the construction, maintenance, and operation of commercial office premises, including, but not limited to, associated parking facilities and landscaping, in accordance with all applicable federal, state, and local laws and regulations.

    45.3 Tenant shall not cause or permit any Hazardous Material to be generated, produced brought upon, used, handled, stored, treated or disposed of in, on, or under the Premises, except for normal office products used in compliance with all applicable laws, without the prior written consent of the Landlord, which may be withheld at Landlord's sole discretion. Tenant's obligation to surrender the Premises pursuant to Article 25 shall expressly include removal of all Hazardous Material present on the Premises by reason of any act or omission of the Tenant, in accordance with all applicable federal, state, and local laws and regulations and any valid order or requirement of any court or administrative agency.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:      BARCLAY CURCl INVESTMENT COMPANY, a California general
               partnership

               By: SC ENTERPRISES,
                 a California limited partnership, a general partner

               By: SHURL CURCl,
                 a general partner

                   By:
                      -----------------------------------------------
                         Roberta P. Irish, his attorney-in-fact



TENANT:        VETERINARY CENTERS OF AMERICA, INC. a Delaware corporation

               By:
                      -----------------------------------------------
               Name:
                      -----------------------------------------------
               Title:
                      -----------------------------------------------
                       President

               By:
                      -----------------------------------------------
               Name:
                      -----------------------------------------------
               Title:
                      -----------------------------------------------
                       Secretary

                                   EXHIBIT A

                            DESCRIPTION OF PREMISES

                              [MAP APPEARS HERE]




                                   EXHIBIT A

                                  EXHIBIT A-1

                            DESCRIPTION OF PROJECT

                              [MAP APPEARS HERE]




                                  EXHIBIT A-1

                                   EXHIBIT B

                     VERIFICATION OF TERM AND INITIAL RENT

Re:  Lease dated _________________________  between ___________________________
___________________________________________________________________ ("Landlord")
and _______________________________________________________________   ("Tenant")
for premises in ________________________________________________________________
Tenant hereby verifies that the information stated below is correct and further acknowledges and accepts possession of the Premises.

               Area: ____________________(rentable/usable/gross) sq. ft. Commencement Date: ________________________________________________
   Termination Date: ________________________________________________
       Initial Rent: ________________________________________________
Address for Notices: ________________________________________________
                     ________________________________________________
                     ________________________________________________
                     ________________________________________________
   Billing Address:  ________________________________________________
                     ________________________________________________
                     ________________________________________________
                     ________________________________________________
              ATTN:  ________________________________________________
         Telephone:  (___) __________________________________________
Federal Tax ID No.:  ________________________________________________

                                  By: __________________________________________
                                 Title: ________________________________________
                                       Date: ____________________________, 19___


                                   EXHIBIT B

                                   EXHIBIT C

                   Exhibit C has been intentionally omitted.



                              EXHIBIT C - PAGE 1

                                   EXHIBIT D

                            SUBORDINATION OF LEASE

Recording Requested by
and When Recorded Mail to:

AUSA Life Insurance Company of America
c/o 1740 Advisers, Inc. 19712 MacArthur Boulevard, Suite 200
Irvine, California 92715
Attn: William K. Carnahan

- --------------------------------------------------------------------------------
                   (Space above this line for Recorder's use)

            SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
               (Santa Monica Business Park/AUSA Loan No._____)

NOTICE: THE SUBORDINATION PROVIDED FOR IN THIS AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE SECURITY INTEREST IN THE PROPERTY CREATED BY SOME OTHER OR LATER INSTRUMENT.

THIS AGREEMENT, made effective as of the ______ day of ______ , 1995, by and between BARCLAY CURCI INVESTMENT COMPANY, a California general partnership ("Lessor"), Lessor under the Lease hereinafter described, and ______________________________ ("Lessee"), the lessee under the Lease hereinafter described, in favor of AUSA LIFE INSURANCE COMPANY, INC., a New York life insurance company ("Beneficiary"), successor-in-interest to THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation, the owner and holder of the Deed of Trust and Note hereinafter described.

                             W I T N E S S E T H:
                             --------------------

WHEREAS, Lessor has executed a Deed of Trust in favor of Beneficiary (the "Deed of Trust"), covering certain real property (the "Property") located in Los Angeles County, State of California, more particularly described in Exhibit A
                                                                    ---------
attached hereto and incorporated herein by this reference, to secure a loan evidenced by a promissory note (the "Note") dated of even date therewith, payable to Beneficiary or order, which Deed of Trust has been recorded in the Official Records of said County; and

WHEREAS, Lessor and Lessee have entered into a lease dated ___________________, covering a portion of the building(s) located on the Property, for the term and upon the terms and conditions therein set forth (the "Lease"); and,

WHEREAS, Lessee has requested Beneficiary to accept Lessee as a tenant and Beneficiary has requested that Lessee and Lessor expressly subordinate the Lease and all rights and interests of the Lessor and Lessee thereunder to the lien of the Deed of Trust, and that the lien of the Deed of Trust be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual benefits to accrue to the parties hereto, it is hereby declared, understood and agreed as follows:

     1. Lessor and Lessee declare and acknowledge that each hereby intentionally waives, relinquishes and subordinates the priority and superiority of the Lease, the leasehold interests and estates created thereby, and the rights, privileges and powers of the Lessee and Lessor thereunder, including without limitation any purchase options, rights of first refusal, rights to any condemnation award and similar rights or interests of the Lessee in the Property (whether or not the Lease or other documents or instruments creating or evidencing such rights or interests shall have been filed of record in the Official Records of Los Angeles County, California, or otherwise), in favor of the Deed of Trust and any instrument modifying or amending the same, or entered into in substitution or replacement thereof.

     2. It is expressly understood and agreed that this Agreement shall supersede, to the extent inconsistent herewith, the provisions of the Lease.

     3. In the event Beneficiary or any other purchaser at a foreclosure sale, or sale under private power contained in the Deed of Trust, or sale held by the trustee thereunder, succeeds to the interest of Lessor in the Property by reason of any foreclosure of the Deed of Trust or the acceptance of a deed in lieu of foreclosure, or by any other manner, it is agreed that, notwithstanding the subordination of the Lease provided for hereinabove:


          a. Lessee shall be bound to Beneficiary or such other purchaser under all of the terms, covenants and conditions of the Lease for the remaining balance of the term thereof and

                              EXHIBIT D - PAGE 1
               any extensions thereof, with the same force and effect as if Beneficiary or such other purchaser were the original lessor under such Lease, and Lessee does hereby agree to attorn to Beneficiary or such other purchaser as its lessor, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Agreement, immediately upon Beneficiary or such other purchaser succeeding to the interest of Lessor in the Property.

          b. Subject to the observance and performance by Lessee of all of the terms, covenants and conditions of the Lease on the part of the Lessee to be observed and performed, and provided that Lessee is then in possession of the leased premises, Beneficiary or such other purchaser shall recognize the leasehold estate of Lessee under all of the terms, covenants and conditions of the Lease for the remaining balance of the term or extension thereof with the same force and effect as if Beneficiary or such other purchaser were the original lessor under the Lease; provided, however, that Beneficiary or such other purchaser shall not be (i) liable for any act or omission of any prior lessor (including Lessor),
               (ii) obligated to cure any defaults of any prior lessor (including Lessor) under the Lease which occurred prior to the time that Beneficiary or such other purchaser succeeded to the interest of Lessor in the Property, (iii) subject to any offsets or defenses which Lessee may be entitled to assert against any prior lessor (including Lessor), (iv) bound by any payment of rent or additional rent by Lessee to any prior lessor (including Lessor) for more than the current month, (v) bound by any amendment or modification of the Lease made without the prior written consent of Beneficiary or such other purchaser, or (vi) liable or responsible for or with respect to the retention, application and/or return to Lessee of any security deposit paid to any prior lessor (including Lessor), unless and until Beneficiary or such other purchaser has actually received for its own account as lessor the full amount of such security deposit; and further provided that the Lease shall be subject to the rights of Beneficiary under the Deed of Trust with respect to insurance and condemnation proceeds relating to the Property.

     4. Lessee hereby agrees that it will not exercise any right granted it under the Lease, or which it might otherwise have under applicable law, to terminate the Lease or perform any obligations of Lessor under the Lease for Lessor's account, because of a default of Lessor thereunder or the occurrence of any other event, without first giving to Beneficiary prior written notice of its intent to terminate or so perform, which notice shall include a statement of the default or event on which such intent to terminate or perform is based. Thereafter, Lessee shall not take any action to terminate the Lease or so perform if Beneficiary: (i) within sixty (60) days after service of such written notice on Beneficiary by Lessee of its intention to terminate the Lease or so perform, shall cure such default or event if the same can be cured by the payment or expenditure of money; or,
          (ii) shall diligently take action to obtain possession of the leased premises (including possession by receiver) and to cure such default or event in the case of a default or event which cannot be cured unless and until the Beneficiary has obtained possession.


     5. Subject to paragraph 4 above, Lessor and Lessee hereby agree not to terminate, modify or amend the Lease, or any of the terms thereof, without the prior written consent of Beneficiary, and further agree that any attempted termination, modification, or amendment of the Lease without prior written consent of Beneficiary shall be null and void.


     6. For the purposes of facilitating Beneficiary's rights hereunder, Beneficiary shall have, and for such purposes is hereby granted by Lessee and Lessor, the right to enter upon the Property and any improvements thereon for the purpose of effecting any cure provided for herein.


     7. Lessee hereby agrees to give to Beneficiary, concurrently with the giving of any notice of any nature given by Lessee to the Lessor under the Lease, a copy of such notice by mailing the same to Beneficiary in the manner set forth hereinbelow, and no such notice given to the Lessor which is not at or about the same time also given to Beneficiary shall be valid or effective against Beneficiary for any purpose.

          For purposes of any notices to be given to Beneficiary hereunder, the same shall be sent by U.S. certified mail, return receipt requested, postage prepaid, to Beneficiary at the following address:

          AUSA LIFE INSURANCE COMPANY INC., a New York life insurance company 19712 MacArthur Boulevard, Suite 200
          Irvine, California 92715
          Attn: William K. Carnahan

          or to such other address as Beneficiary may hereafter notify Lessee in writing by notice sent to Lessee as aforesaid at Lessee's address at the Property, or such other address as Beneficiary may hereafter be advised of in writing by notice sent to Beneficiary as aforesaid.

                              EXHIBIT D - PAGE 2

     8. The agreements contained herein shall run with the land and shall be binding upon and inure to the benefit of the respective heirs, administrators, executors, legal representatives, successors and assigns of the parties hereto.

     9. Lessee, by the execution of this Agreement, acknowledges: (i) that Lessor has collaterally assigned to Beneficiary all of Lessor's right, title and interest in and to the Lease pursuant to an Assignment of Lessor's Interest (the "Assignment"); (ii) that under the terms of the Assignment, until the Note is paid in full, Lessor may not without the prior written consent of Beneficiary, agree to any modification or termination of the Lease, accept the surrender of the Lease, collect any rent in advance of the due date specified in the Lease, exercise any right of election which would have an adverse effect upon the Lease, or consent to any assignment or further subordination of Lessee's interest in the Lease; and, (iii) that in the event of a default of any of the terms and conditions of the Note or any documents executed in connection therewith, Beneficiary has the right to collect the rental and other payments due under the Lease in partial satisfaction of the Note. Unless and until Beneficiary notifies Lessee in writing of such a default (at which time all payments are to ba made as the notice directs), all payments called for by the Lease are to be made as required by the Lease. Lessee acknowledges that the Lease has been assigned as security for the repayment of the Note only and no duty, liability, or obligation whatsoever under said Lease, solely by virtue of the Assignment, is assumed by Lender.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

LESSOR:                       BARCLAY CURCI INVESTMENT COMPANY,
                              a California general partnership

                              By: SC ENTERPRISES,
                                  a California limited a general partnership,
                                  a general partner

                              By: ____________________________________________
                                  SHURL CURCI, a general partner



LESSEE:
                                  ____________________________________________
                                  By:_________________________________________
                                  Its:________________________________________



BENEFICIARY:                      AUSA LIFE INSURANCE COMPANY, INC.
                                  a New York life insurance company

                                  By:_________________________________________
                                  Its:________________________________________


                              EXHIBIT D - PAGE 3

                                ACKNOWLEDGMENTS
                                ---------------

STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF _________ )

On _____________, 1995, before me,  _________________________________, personally appeared ________________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                             ---------------------------
                                    Notary Public

(Notary Seal)



STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF __________)

On ________, 1995, before me, ___________________________________________, personally appeared _______________________________________ personally known to me (or __________________________________ proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                               -----------------------
                                    Notary Public
(Notary Seal)

                              EXHIBIT D - PAGE 4

                                ACKNOWLEDGMENTS
                                ---------------

STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF __________)

On ____________, 1995, before me, _____________________________, personally appeared _________________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

                             ---------------------------
                                    Notary Public

(Notary Seal)


                              EXHIBIT D - PAGE 5

                                   EXHIBIT A
                                   ---------

                         Legal Description of Property
                         -----------------------------

             (Santa Monica Business Park/AUSA Loan No. __________)

THE LAND REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:


                              EXHIBIT D - PAGE 6

                                  EXHIBIT D-1

                        SUBORDINATION OF DEED OF TRUST

________________________________________________(hereinafter called "Lender") as owner and holder of a certain promissory note dated __________________ in the principal sum of _______________Dollars ($_______) and a Deed of Trust dated of even date therewith securing said Note, now a first lien upon the premises more particularly demised and described in those certain leases by and between _______________________________________, as Landlord, and the persons named
(whose agreement hereto is evidenced by unrecorded agreements in the possession of Landlord and Lender) in Exhibit A attached hereto and made a part hereof, as Tenant, and upon other property, in consideration of such leasing and of the sum of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged,

     DOES hereby covenant and agree that the said Deed of Trust shall be, and the same is hereby made, SUBJECT AND SUBORDINATE to said leases with the same force and effect as if the said leases had been executed, delivered and recorded prior to the execution, delivery and recording of said Deed of Trust, without regard to the date on which said leases had been executed, delivered and recorded in relation to the date on which said Deed of Trust has become an effective lien by the terms therein demised;

     EXCEPT, HOWEVER, that this Subordination shall not affect or be applicable to and does hereby expressly exclude:

     (a) The prior right, claim and lien of the said Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of said premises, and to the right of disposition thereof in accordance with the provisions of said Deed of Trust,

     (b) The prior right, claim and lien of the said Deed of Trust in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said premises and as to the right of disposition thereof in accordance with the terms of said Deed of Trust, and

     (c) Any lien, right, power or interest, if any which may have arisen or intervened in the period between the recording of the said Deed of Trust and the execution of the said leases, or any lien or judgment which may arise at any time under the terms of such leases.

     The subordination shall inure to the benefit of and shall be binding upon the undersigned, its successors and assigns.

     IN WITNESS WHEREOF, this Subordination has been duly signed and delivered by the undersigned this ________ day of ______________________, 19_____.

"LENDER":


                             EXHIBIT D-1 - PAGE 1

                                   EXHIBIT E

                              ESTOPPEL STATEMENT

          Re: Lease dated as of ____________ (hereinafter the "Lease"), between _____________(hereinafter the "Lessor") and _________________________
          (hereinafter the "Lessee"), (and amended on ________________________), concerning the premises described in Exhibit A attached hereto (the "Premises").

     As Lessee under the above referenced Lease, the undersigned hereby acknowledges for the benefit of _____________________________________________
("Lender"), which has or is about to make a loan to said Lessor, part of the security for which will be a mortgage or deed of trust covering the Premises leased to the undersigned and an assignment of Lessor's interest in the Lease, the truth and accuracy of the following statements pertaining to said Lease.

     1. Lessee has accepted, is satisfied with (except for only nonsubstantial defects, notice of which has previously been given to Lessor), and is in full possession of said Premises, including all improvements. additions and alterations thereto required to be made by Lessor under the said Lease, and that to the best of Lessee's actual knowledge Lessee is not aware of any patent or latent defects in construction of said improvements (except for only nonsubstantial defects, notice of which has previously been given to Lessor) which would constitute a default by Lessor pursuant to the Lease.

     2. Lessee is paying the full rent stipulated in said Lease to be paid by Lessee as of the date hereof with no offsets, defenses or claims.

     3. Lessor, to the best of Lessee's actual knowledge, is not presently in default under any of the terms, covenants or provisions of said Lease.

     4. Lessor has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of said Lease as specified in said Lease.

     5. The current fixed base monthly rent under said Lease is $ ________ and no moneys have been paid to Lessor in advance of the due date set forth in the Lease described above, except as follows: ______________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_____________________.

     6. The Lease is for a term of _________________ years and Lessee has been in occupancy since _____ and paying rent since ______________________________.

     7.   The Lease commenced on _____________________________________________.

     8. Lessee acknowledges that Lender assumes no liability for its security deposits, if any, or for sums escrowed with the Lessor for taxes or insurance or other expenses in the event that Lender acquires the Premises through foreclosure or through a transfer of title in lieu of foreclosure.

     9. Lessee hereby acknowledges (a) that there have been no modifications or amendments to said Lease other than herein specifically stated, (b) that to the best of its actual knowledge it has no notice of a prior assignment, hypothecation or pledge of rents or of the Lease, (c) that the Lease is in full force and effect and Lessee has no defenses, setoffs or counterclaims against Lessor arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Lessee and Lessor, (d) that the Lease represents the entire agreement between the parties thereto as to the leased premises, and Lessee neither has nor claims any right or interest in or under any contract, option or agreement involving the sale or transfer of the leased premises except as specifically provided in the Lease, (e) that no prepayment or reduction of rent, and no modification, termination or acceptance of surrender of the Lease will be valid as to Lender without the consent of Lender, and
(f) that notice of the proposed assignment of Lessor's interest in said Lease may be given Lessee by Certified or Registered Mail, Return Receipt Requested, at the Premises, or as otherwise directed herein.

Dated: _______________,  19_________

LESSEE: ______________________________________________________________________
        ______________________________________________________________________

                   By: _______________________________________________________
                   Its:_______________________________________________________


                              EXHIBIT E - PAGE 1

     (Address to which notices are to be sent if other than Premises)

     ------------------------------
     ------------------------------
     ------------------------------


                              EXHIBIT E - PAGE 2

                                   EXHIBIT F
                                   ---------

                        BUILDING RULES AND REGULATIONS
                        ------------------------------

     The following rules and regulations shall be applicable to the Building:

     1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, or printed or affixed on or to any part of the Building or Premises if visible from outside the Premises, without the prior written consent of Landlord. Tenant's identification signs and lettering shall be in accordance with Landlord's standard requirements for the Building unless otherwise approved in writing by Landlord, and shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person approved by Landlord.

     2. Tenant shall not place or maintain any window covering, blinds or drapes on any window without Landlord's prior written approval. A breach of this rule will directly and adversely affect the exterior appearance of the Building. Upon request by Landlord, Tenant shall remove any window covering, or any other item visible from outside the Premises, if installed or placed without Landlord's written approval.

     3. A directory of the Building will be provided for the display of the name and location of tenants. Landlord will install at Tenant's expense directory strips for Tenant's name and a reasonable number of the principal employees thereof, and Landlord reserves the right to exclude any other names therefrom.

     4. The sidewalks, halls, passages, exits, entrances, elevators, escalators, and stairways shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, escalators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord might be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed so as to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities or are creating a nuisance. No employee, invitee, contractor or agent of Tenant shall go upon the roof of the Building.

     5. Tenant shall be responsible for assuring that doors to the Premises are locked during non-business hours. Such doors shall not be left open during business hours, except while moving furniture or other items in or out of the Premises, unless Landlord consents otherwise.

     6. The toilet rooms and urinals, wash bowls and other apparatus therein shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be placed therein; the expense of breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, invitees, contractors or agents, shall have caused it.

     7. Except as to normal pictures and furnishings, Tenant shall not mark, drive nails, screw or drill into partitions, woodwork or piaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord and as Landlord may direct. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

     8. Tenant shall not overload any floor of the Premises or the Building. No furniture, freight or equipment of any kind shall be brought into the Building by Tenant or its contractors or agents without prior consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy objects brought into the Building and also the time and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute weight. Landlord will not be responsible for loss or damage to any property from any such cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any part of the Building any hand truck unless it is equipped with rubber tires and side guards.

     9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Janitor service shall be customary in quality and frequency with similar class buildings in the Santa Monica-West Side market and shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include clearing of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Janitor service will not be furnished to rooms which are occupied after 9:30 p.m. unless such occupants immediately vacate such rooms and inform the janitorial service that they may clean the same, when such janitorial service arrives. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord reasonably deems necessary.

                              EXHIBIT F - PAGE 1

     10. Tenant shall not use, keep or permit to be used or kept any noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein. No tenant shall make or permit to be made any loud or disturbing noises or disturb or interfere with occupants of the Building or those having business with them whether by the use of any musical instrument, radio, phonograph, shouting or in any other manner. Tenant shall not throw anything out of doors or down the passageways.

     11. The Premises shall not be used for the storage of merchandise except as such storage may be incidental to the use of the Premises authorized by the Lease. No cooking shall be done or permitted in the Premises without Landlord's consent, except that use by Tenant of Underwriter's Laboratory approved microwave ovens or equipment for brewing coffee or similar beverages shall be permitted. Tenant shall not advertise for day laborers giving an address at the Premises. The Premises shall not be used for lodging or for any illegal purposes. Tenant shall not keep or maintain pets or animals of any type except animals assisting the disabled in accordance with applicable law and shall not store or keep bicycles, mopeds or motorcycles in the Premises or the Building.

     12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied or permitted by Landlord.

     13. Landlord will direct electricians as to where and how electrical, telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephone switching equipment, call boxes and other similar equipment in the Premises shall be subject to the approval of Landlord.

     14. Landlord will furnish Tenant free of charge two (2) keys for each locking door in the Premises. Any additional or replacement keys will be furnished at a reasonable charge. All keys to offices, rooms and toilet rooms shall be obtained from Landlord and Tenant shall not duplicate or obtain such keys from any other source. Upon termination of the Lease, Tenant shall deliver to Landlord the keys to the offices, rooms and toilet rooms which were previously furnished to Tenant, failing which Tenant shall pay Landlord the cost of replacing same or of changing the lock or locks opened by any unreturned key if Landlord deems it necessary to make such changes. Landlord shall have the right periodically to change all locks and furnish Tenant with new keys therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the prior written consent of Landlord (except as to safes, vaults and other secured areas of Tenant approved by Landlord).

     15. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

     16. Landlord reserves the right to close and keep locked all entrances and exit doors of the Building on Saturdays, Sundays, legal holidays and on other days between non-business hours, and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants (such hours are referred to as "After-Hours"). However, during such After-Hours Tenant and/or authorized employees as well as guests, licensees or invitees of Tenant who are accompanied by Tenant or an authorized employee of Tenant, shall be allowed access to the Building upon proper identification. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same.

     17. The "normal business hours" for the Building are from 7:00 a.m. to 6:00 p.m. Monday through Friday, excluding nationally recognized standard holidays. All other hours are deemed "After-Hours".

     18. Tenant shall not canvass or solicit other tenants in the Building and Tenant shall cooperate to prevent any such canvassing and/or solicitation. Canvassing and peddling in the Building is prohibited. Tenant shall not obtain for use in the Premises food, beverage, shoe-shine or other services except as expressly permitted by Landlord.

     19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, has no legitimate purpose to be in the Building, or is violating the rules and regulations of the Building.

     20. The requirements of Tenant will be attended to only upon application to Landlord's designated property manager. Tenant acknowledges that employees of Landlord shall have no obligation to perform work for Tenant or do anything outside their regular duties for Tenant unless under special instructions from Landlord, and that no employee will have any obligation to admit any person (Tenant or otherwise) to any office of Landlord without specific instructions from Landlord.

     21. No vending machines of any description shall be installed, maintained, or operated by Tenant upon the Premises or in the Building, without the prior written consent of Landlord.

                              EXHIBIT F - PAGE 2

     22. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant shall also provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

     23. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with broadcasting or reception from or in the Building or elsewhere.

     24. Tenant shall store its trash and garbage within the Premises or in other facilities designated by Landlord. Tenant shall not place in any trash receptacle any material which cannot be disposed of in the ordinary practice of trash disposal. All trash and garbage disposal shall be made pursuant to directions issued from time to time by Landlord.

     25. Landlord may waive any one or more of the rules and regulations as to any tenant without being construed as having waived same as to any other tenant.

     26. Tenant shall be responsible for the observance of the rules and regulations by Tenant's employees, agents, customers, invitees and guests.

     27. Landlord reserves the right upon written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the Building, or to establish additional reasonable, nondiscriminatory rules and regulations when, in Landlord's sole, reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

     28. The rules and regulations shall be administered fairly by Landlord and Landlord shall not enforce them in a discriminatory manner as between the tenants of the Building.


                              EXHIBIT F - PAGE 3

                                   EXHIBIT G

                   Exhibit G has been intentionally omitted.




                              EXHIBIT G - PAGE 1

                                   EXHIBIT H

                   Exhibit H has been intentionally omitted.




                              EXHIBIT H - PAGE 1

                           PARKING LICENSE AGREEMENT

     BARCLAY CURCI INVESTMENT COMPANY, a California general partnership ("Licensor"), hereby grants to VETERINARY CENTERS OF AMERICA, INC., a Delaware corporation ("Licensee"), the right and license to use parking spaces in Santa Monica Business Park (the "Project"), as described below and subject to the following conditions:

     1. TYPE AND NUMBER OF PARKING SPACES. Licensee shall have the right to use up to 27 unassigned automobile parking spaces. If the area of Licensee's Premises in the Project is reduced, Licensee's allotment of parking spaces will be adjusted proportionately. If the area of Licensee's Premises is increased, Licensee may, at its option, increase the number of its allotted parking spaces proportionately. Notwithstanding the preceding, Licensee shall have no right to use any number of parking spaces in excess of the number of employees of Licensee actually employed at the Premises.

     2. MONTHLY FEE. Licensee shall pay for the right and license granted hereby the prevailing rates charged for such spaces by Licensor from time to time ("market rate"). Such sums shall be payable in advance on the first day of each calendar month. Licensor shall have no obligation to accept any such payment from anyone other than Licensee (e.g. Licensee's employees, subtenants, etc.). If Licensee fails to make any such payment when due, the same shall constitute a monetary default under the Lease and Tenant shall be entitled to the same notice and cure period specified at Section 22.1.2 of the Lease. Any late payment of the monthly fee will result in additional administrative and processing costs being incurred by Licensor, the exact amount of which would be extremely difficult to determine, and it is agreed that with respect thereto a late fee of Ten Dollars ($10.00) per space is a reasonable estimate thereof and will be payable by Licensee with regard to any monthly fee not paid when due.

     3. TERM. Licensee shall be entitled to the foregoing parking rights for a period equivalent to the term of that certain "Lease" of Premises in the Project entered into by Licensor and Licensee. Licensee's rights to any and all parking spaces shall be revoked and shall terminate upon any expiration or termination of said Lease, as well as upon any assignment of such Lease or sublease of such Premises in violation of the terms of such Lease, Licensee must exercise its rights under this Agreement by delivering all required security deposits and the initial monthly fee for the parking spaces described above within thirty (30) days after the "Commencement Date" of the aforementioned Lease (as defined herein) unless otherwise agreed by Licensor. Failure of Licensee to so exercise its rights will entitle Licensor without notice to transfer to others Licensee's rights to park in any and all parking spaces as to which Licensee has not so exercised its rights hereunder, and Licensee will be deemed to have waived its rights hereunder with regard thereto.

     4. LOCATION OF PARKING SPACES. Licensor shall have the right in its sole discretion to designate the particular location of said parking space(s), which designation is subject to change from time to time provided that such designated spaces are in reasonable proximity to the Building in which the Premises are located.

     5. RIGHTS NON-TRANSFERRABLE. The foregoing parking rights are personal to Licensee and Licensee shall not assign, convey, or otherwise transfer said rights separate from the said Lease without Licensor's prior written consent. Any attempt by Licensee to do so shall be null and void and, at Licensor's election, shall constitute a material default hereunder. If the Premises or any portion thereof is assigned or sublet pursuant to the terms of the Lease, the number of parking spaces allotted to Licensee under paragraph 1 hereof shall automatically be adjusted accordingly and Licensor and Licensee shall immediately execute an amendment to this Agreement setting forth (i) the number of spaces retained by Licensee, (ii) the number of spaces allotted to Licensee's assignee or subtenant (which number shall not exceed the amount stated in paragraph 1 above), (iii) the then current "market rate" to be charged Licensee for the spaces allotted to its assignee or subtenant, and (iv) the security deposit to be paid by Licensee for its assignee's or subtenant's parking cards.

     6. LICENSEE INDEMNIFICATION. Use of said parking spaces and of the parking areas in the Project shall be at the sole risk of Licensee. Unless caused by the negligence or wrongful acts of Licensor, its agents or employees, Licensee hereby agrees to defend, indemnify and hold Licensor harmless against any liability, loss, cost or expense (including reasonable attorneys' fees) for any damage to or loss or theft of any vehicle or property within any vehicle or any other property (including property of Licensee), or injury to or death of any person (including Licensee and Licensee's family, agents, employees, visitors or customers), arising directly or indirectly out of or in connection with the use by Licenses or such other persons of the parking areas or any part thereof.

     7. INTERRUPTION OF USE. Licensor shall not be liable to Licensee for any interruption of Licensee's use of the rights granted hereunder due to repairs, improvements or alterations of the parking areas or the Project, or due to any labor controversy, or resulting from any cause beyond the reasonable control of Licensor. However, Licensee shall be entitled to an abatement of the monthly fee with regard to any assigned parking space to the extent it is prevented from using such space and no reasonably similar alternative space is made available to it by Licensor.

     8. RULES AND REGULATION. Licensor's parking rules and regulations are attached hereto. Licensor may adopt such other reasonable, nondiscriminatory rules and regulations relating to the use of the parking areas as in Licensor's opinion are necessary or desirable for the proper, orderly and safe use of the parking areas. If Licensee fails to comply with the rules and regulations the same shall constitute a default under the Lease for which Tenant shall be entitled to notice and a period to cure as specified in the Lease for a nonmonetary default. Licensee shall at all times be required to park in a lawful manner, and no vehicle shall at any time be parked in more than one marked space at a time Licensor shall be entitled to tow away any vehicle which is improperly parked, at the vehicle

                           PARKING LICENSE AGREEMENT
owner's sole cost and expense. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.

     9. LICENSOR'S PROPERTY RIGHTS. Licensor shall have the right to decrease the size of any or all of the parking areas in the Project, to alter or rearrange parking spaces and improvements in the parking areas, to take all or any portion of the parking areas for purposes of maintaining, repairing or restoring same, or for purposes of construction and operating structures thereon or adjacent thereto, to have ingress and egress in connection with the exercise of any such rights, and to do and perform such other acts with respect to the parking areas as Licensor shall in its reasonable discretion deem appropriate. Licensor may at any time and from time to time in its discretion designate any portion of the parking areas in the Project for use as assigned parking, visitor parking or employee parking. If Licensor establishes an "employee parking" area or other assigned parking area for Licensee's employees to park in, Licensee shall furnish Licensor, within five (5) days after written request to do so, with a list of the vehicle license numbers of Licensee's employees parking in the Project. Licensor may charge Licensee Ten Dollars ($10.00) per day for each day or partial day for each vehicle parked by Licensee or any of its employees in a parking space or area other than the space or parking area assigned or designated for such vehicle. Licensor may tow away any such improperly parked vehicles and may also attach violation notices or stickers to improperly parked vehicles. In the event of such tow away, neither Licensor nor any Mortgagee of Licensor shall have any liability therefor to Licensee or to such vehicle owner.

     10. SECURITY DEPOSIT. If parking is in a controlled lot, a monthly parking card or decal may be issued to Licensee for each parking space to be used by Licensee hereunder. Licensee will pay a security deposit for each parking card at the time of issuance of the card. Licensor shall have no obligation to accept any such security deposit from anyone other than License. The security deposit shall be held by Licensor to secure Licensee's due performance of its obligations with regard to parking hereunder and the return to Licensor of such parking card(s) in good condition, normal wear and tear excepted, upon termination of Licensee's rights hereunder. Licensee shall be obligated to take reasonable steps to protect such cards from warping or mutilation. Without limitation as to the generality of the foregoing, Licensor may apply such security deposit to remedy any default by Licensee hereunder and further, if such card(s) are lost or mutilated, Licensor may apply any or all of said deposit toward Licensor's cost of such card(s). If at any time Licensor applies any or all of such security deposit as provided herein, Licensee shall be obligated to deposit with Licensor the amount so applied by Licensor within ten
(10) days after written request therefor is given. Upon termination of Licensee's rights hereunder and the return to Licensor of the aforementioned card(s) (or cards issued in substitution thereof) the security deposit or balance thereof shall be returned to Licensee provided Licensee is not then in default hereunder. Licensor need not hold said security deposit in a separate account.

     11. REPLACEMENT CARDS. If for any reason (other than a malfunction for which Licensee is not responsible hereunder) any card issued to Licensee is requested by Licensee to be replaced, Licensee shall pay Licensor the then current non-refundable charge for said replacement card.

     12. MISCELLANEOUS. No waiver by Licensor of any breach of this agreement by Licensee shall constitute a waiver of any other breach. Any amount due to Licensor that is not paid when due shall bear interest at the maximum rate allowable under law. In the event of any legal action taken or proceeding brought to enforce the provisions hereof. the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection therewith.

     DATED this ___________ day of ___________________________ 1996.

LICENSOR:                         BARCLAY CURCI INVESTMENT COMPANY,
                                  a California general partnership

                                  By: SC ENTERPRISES,
                                      a California limited partnership,
                                      a general partner

                                  By: SHURL CURCI,
                                      a general partner

                                  By: Roberta R Irish,
                                      his attorney-in-fact

LICENSEE:                         VETERINARY CENTERS OF AMERICA, INC.,
                                  a Delaware corporation

                                  By: ____________________________________
                                  Name: __________________________________
                                  Title: President

                                  By: ____________________________________
                                  Name: __________________________________
                                  Title: Secretary

                           PARKING LICENSE AGREEMENT

                         PARKING RULES AND REGULATIONS


     1. All claimed damage or loss must be reported and itemized in writing delivered to the parking facility office or property manager's office within ten business days after any claimed damage or loss occurs. Any claim not so made is waived. Licensor has the option to make repairs at its expense of any claimed damage within ten business days after filing a claim. In all court actions the burden of proof to establish a claim remains with Licensee. Court actions by Licensee for any claim must be filed within ninety days from date of parking, in a court of jurisdiction where the claimed loss occurred. Licensor is not responsible for damage by water, fire, or defective brakes, or parts, or for the acts or omissions of others, or for loss of articles left in vehicles. The total liability of Licensor is limited to $250.00 for all damages or loss to any vehicle. Licensor is not responsible for loss of use.

     2. Licensee shall not park or permit the parking of any vehicle under its control in any parking area designated by Licensor as areas for parking by visitors. Licensee shall not leave vehicles in the parking area overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

     3. Parking stickers or any other device or form of identification supplied by Licensor as a condition of use of the parking facilities shall remain the property of Licensor. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

     4.   No extended term storage of vehicles shall be permitted.

     5. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

     6.   All directional signs and arrows must be observed.

     7.   The speed limit within all parking areas shall be 5 miles per hour.

     8.   Parking is prohibited:

          (a) in areas not striped for parking;

          (b) in driveways;

          (c) where "no parking" signs are posted;

          (d) in cross-hatched areas; and

          (e) in such other areas as may be designated by Licensor or its parking operator.

     9. Every parker is required to park and lock his own vehicle unless Licensor furnishes valet service. Valet parking attendants may refuse to drive any vehicle reasonably believed to be unsafe.

     10. Loss or theft of parking identification devices from vehicles must be reported to the parking operator immediately, and a lost or stolen report must be filed at that time. Licensor has the right to exclude any vehicles from the parking facilities that does not have an identification device.

     11. Any parking identification devices reported lost or stolen found on any unauthorized vehicle will be confiscated and the illegal holder will be subject to prosecution.

     12. Lost or stolen identification devices found by the Licensee should be reported to the parking facility office or property manager immediately to avoid confusion.

     13. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

     14. Licensee shall acquaint all persons to whom Licensee assigns parking space of these Rules and Regulations. Parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

     15. Licensor reserves the right to refuse the sale of monthly stickers or other parking identification devices to any person and/or his agents or representatives who willfully refuses to comply with these Rules and Regulations.

                           PARKING LICENSE AGREEMENT
                                    PAGE 3